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                                                                    EXHIBIT 99.1


                           SALE AND PURCHASE AGREEMENT

                                  BY AND AMONG

                            SIGMA-ALDRICH CORPORATION
                                SIGMA-ALDRICH CO.
                            SIGMA-ALDRICH CANADA LTD.
                           SIGMA-ALDRICH COMPANY LTD.
                            SIGMA-ALDRICH CHEMIE GMBH
                                    (SELLERS)

                                       AND

                             COOPER INDUSTRIES, INC.
                              CBL ACQUISITION CORP
                           COOPER TECHNOLOGIES COMPANY
                                     (BUYER)

                                   RELATING TO

                               THE B-LINE BUSINESS


                                 MARCH 27, 2000



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                                TABLE OF CONTENTS




ARTICLE ONE:  TRANSACTIONS TO TAKE PLACE AT CLOSING...............................................................2
         1.1 Purchase and Sale of Stock and Assets................................................................2
         1.2 Assumed Liabilities and Obligations..................................................................3
         1.3 Excluded Assets......................................................................................5


ARTICLE TWO:  PURCHASE PRICE AND ALLOCATION.......................................................................6
         2.1 Purchase Price and Preliminary Purchase Price........................................................6
         2.2 Adjusted Purchase Price..............................................................................6
         2.3 Adjusted Consolidated Valuation......................................................................6
                  2.3.1 Sellers' Statement........................................................................6
                  2.3.2 Buyer's Review............................................................................7
                  2.3.3 Sellers' Review...........................................................................7
                  2.3.4 Conference................................................................................7
                  2.3.5 Arbitrator................................................................................8
                  2.3.6 Final Amount..............................................................................9
         2.4 Settlement of the Adjusted Purchase Price............................................................9
         2.5 Section 338(h)(10) and Allocation...................................................................10


ARTICLE THREE:  CONDITIONS TO CLOSING............................................................................10
         3.1 Conditions Precedent to Obligations of Sellers......................................................10
                  3.1.1 Representations and Warranties of Buyer..................................................11
                  3.1.2 Representations and Warranties of Sellers................................................11
                  3.1.2 Delivery of Closing Documents............................................................11
                  3.1.4 Performance of Agreement.................................................................11
                  3.1.4 Purchase Price...........................................................................11
                  3.1.5 No Governmental Orders, etc. ............................................................11
                  3.1.6 Licenses and Permits.....................................................................12
                  3.1.7 Hart-Scott-Rodino........................................................................12
         3.2 Conditions Precedent to Obligations of Buyer........................................................12
                  3.2.1 Sellers' Representations and Warranties..................................................12
                  3.2.2 Delivery of Closing Documents............................................................13
                  3.2.3 Performance of Agreement.................................................................13
                  3.2.4 No Governmental Orders, etc. ............................................................13
                  3.2.5 Permits..................................................................................13
                  3.2.6 Hart-Scott-Rodino........................................................................14
                  3.2.7 Third-Party Consents.....................................................................14
                  3.2.8 Leased Properties........................................................................14


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
ARTICLE FOUR:  CLOSING...........................................................................................14
         4.1 The Closing.........................................................................................14
         4.2 Sellers' Obligations at Closing.....................................................................14
         4.3 Buyer's Obligations at Closing......................................................................16


ARTICLE FIVE:  REPRESENTATIONS AND WARRANTIES....................................................................17
         5.1 Materiality and Sellers' Knowledge..................................................................17
         5.2 Representations and Warranties by Sellers...........................................................17
                  5.2.1 Corporate Authority, Non-contravention and Ownership.....................................17
                  5.2.2 Capital Stock............................................................................19
                  5.2.3 Financial Data...........................................................................21
                  5.2.4 Absence of Certain Changes...............................................................21
                  5.2.5 Compliance with Law and Permits..........................................................25
                  5.2.6 Litigation, Product Claims and Related Matters...........................................26
                  5.2.7 Title to Personal Property - Owned.......................................................27
                  5.2.8 Personal Property - Leased...............................................................28
                  5.2.9 Real Property - Owned....................................................................28
                  5.2.10 Real Property - Leased..................................................................30
                  5.2.11 Patents, Trademarks and Other Intellectual Property.....................................31
                  5.2.12 Taxes...................................................................................34
                  5.2.13 Contracts...............................................................................35
                  5.2.14 Labor Relations.........................................................................37
                  5.2.15 Compliance with ERISA...................................................................37
                  5.2.16 Accounts Receivable.....................................................................38
                  5.2.17 Inventory...............................................................................39
                  5.2.18 Environmental Matters...................................................................39
                  5.2.19 Transactions with Affiliated Persons....................................................41
                  5.2.20 Stock Record and Minute Books...........................................................42
                  5.2.21 Sufficiency of Assets...................................................................42
                  5.2.22 No Undisclosed Liabilities..............................................................42
                  5.2.23 No Broker...............................................................................42
                  5.2.24 Scope of Representation.................................................................43
                  5.2.25 Insurance Policies......................................................................43
         5.3 Representations and Warranties of Buyer.............................................................44
                  5.3.1 Corporate Authority and Non-Contravention................................................44
                  5.3.2 Litigation Concerning Agreement..........................................................45
                  5.3.3 No Broker................................................................................45
                  5.3.4 Financing................................................................................45
                  5.3.5 Buyer's Knowledge........................................................................45


ARTICLE SIX:  PARTICULAR COVENANTS OF SELLER AND BUYER...........................................................46
         6.1 Covenants of Sellers................................................................................46
                  6.1.1 Interim Operation of the B-Line Business.................................................46


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
                  6.1.2 Access to Records Prior to Closing.......................................................47
                  6.1.3 Notices and Consents.....................................................................47
                  6.1.4 Exclusivity..............................................................................48
                  6.1.5 Covenant Not to Compete..................................................................48
                  6.1.6 Non-Solicitation.........................................................................49
                  6.1.7 Transition...............................................................................49
                  6.1.8 Intercompany Accounts and Agreements.....................................................49
                  6.1.9 Further Assurances.......................................................................50
         6.2 Covenants of Buyer..................................................................................50
                  6.2.1 Further Assurances.......................................................................50
                  6.2.2 No Reliance..............................................................................50
         6.3 Mutual Covenants of the Parties.....................................................................50
                  6.3.1 Best Efforts and Cooperation.............................................................50
                  6.3.2 Communications...........................................................................51
                  6.3.3 Access to Records and Employees Subsequent to Closing....................................51
                  6.3.4 Failure of Conditions; Waiver............................................................53
                  6.3.5 Insurance................................................................................53
                  6.3.6 Amounts Received for Accounts Receivable.................................................54
                  6.3.7 Hart-Scott-Rodino Act Approvals..........................................................54
                  6.3.8 Tax Matters..............................................................................54


ARTICLE SEVEN:  EMPLOYEES AND EMPLOYEE MATTERS...................................................................58
         7.1 Treatment of Employees-General......................................................................58
         7.2 Welfare Benefits....................................................................................59
         7.3 Buyer's Assumption of Liability.....................................................................60
         7.4 Plant Closing Law...................................................................................61
         7.5 Security Value Plan.................................................................................61
         7.6 401(k) Plan.........................................................................................61


ARTICLE EIGHT:  INDEMNIFICATION..................................................................................62
         8.1 Indemnification by Buyer............................................................................62
         8.2 Indemnification by Sellers..........................................................................62
         8.3 Indemnification Procedures..........................................................................65
         8.4 Computation of Claims...............................................................................66
         8.5 Term of Indemnification.............................................................................66
         8.6 Sole Basis For Claims...............................................................................66


ARTICLE NINE:  MISCELLANEOUS.....................................................................................67
         9.1 Expenses............................................................................................67
         9.2 Scope of Liability and Available Remedies...........................................................67
                  9.2.1 Joint and Several Liability..............................................................67
                  9.2.2 Joint and Several Liability..............................................................67


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
                  9.2.3 Certain Damages Waived...................................................................67
         9.3 Arbitration.........................................................................................68
                  9.3.1 Conference...............................................................................68
                  9.3.2 General..................................................................................68
                  9.3.3 Appointment of Tribunal..................................................................69
                  9.3.4 Final and Binding........................................................................69
                  9.3.5 Award....................................................................................69
                  9.3.6 Cost of Proceedings......................................................................69
                  9.3.7 Agents...................................................................................70
         9.4 Notices.............................................................................................71
         9.5 Captions............................................................................................71
         9.6 Successors and Assigns; Other Parties...............................................................72
         9.7 Entire Agreement....................................................................................72
         9.8 Construction........................................................................................73
         9.9 Time of Essence.....................................................................................73
         9.10 Termination........................................................................................73
         9.11 Counterparts.......................................................................................74
         9.12 Governing Law......................................................................................74
         9.13 Modification; Waiver...............................................................................75
         9.14 Severability.......................................................................................75


GLOSSARY INDEX OF DEFINED TERMS..................................................................................77


LIST OF SCHEDULES................................................................................................79
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                           SALE AND PURCHASE AGREEMENT





                  THIS SALE AND PURCHASE AGREEMENT ("Agreement") is made and entered into this 27th day of March, 2000, by and among Sigma-Aldrich
Corporation, a Delaware corporation ("SIAL"), Sigma-Aldrich Co., an Illinois corporation ("SAC"), Sigma-Aldrich Canada Ltd., a corporation organized under the laws of Canada ("Sigma Canada"), Sigma-Aldrich Company Ltd., a corporation organized under the laws of the United Kingdom ("Sigma UK"), and Sigma-Aldrich
Chemie GmbH, a corporation organized under the laws of Germany ("Sigma Germany" and together with SIAL, SAC, Sigma Canada and Sigma UK "Sellers"), and Cooper
Industries, Inc. an Ohio corporation ("Cooper"), CBL Acquisition Corp., a
Delaware corporation ("CBL") and Cooper Technologies Company, a Delaware
Corporation ("CTC") (Cooper, CBL, CTC and any other affiliate(s) of Cooper thereof to be designated, collectively "Buyer"). Each of Sellers and Buyer are referred to hereinafter individually as a "Party" and collectively as the "Parties."

                  WHEREAS, Sellers, among other things, are currently and have been engaged in the business of the design, manufacture and sale of metal components for strut, cable tray, pipe support and telecommunications systems and electrical enclosures (which business is referred to herein as the "B-Line
Business"), directly and/or indirectly through certain subsidiaries;

                  WHEREAS, Buyer desires to purchase from Sellers, and Sellers desire to sell to Buyer, all of the stock of SIAL's subsidiaries B-Line and B-Line Manufacturing, which are engaged entirely in the B-Line Business, and the other assets relating to the B-Line Business and to assume certain liabilities relating to the B-Line Business on the following terms and conditions;



                  NOW, THEREFORE, in consideration of the premises and the mutual promises hereinafter expressed, it is agreed as follows:

ARTICLE ONE: TRANSACTIONS TO TAKE PLACE AT CLOSING

         1.1 Purchase and Sale of Stock and Assets. Subject to the terms and conditions hereof, at Closing (as herein defined), effective as of the Effective Time (as herein defined), in exchange for the Adjusted Purchase Price (as herein defined):

                  (a) SIAL shall sell and deliver to the Buyer and the Buyer shall purchase and accept from SIAL all of its right, title and interest in and to all of the issued and outstanding capital stock (the "B-Line Stock") of B-Line Systems, Inc., an Illinois corporation ("B-Line"); and

                  (b) SAC shall sell to the Buyer and the Buyer shall purchase from SAC all of SAC's right, title and interest to all of the issued and outstanding capital stock (the "Manufacturing Stock") of B-Line Systems Manufacturing, Inc., a Delaware corporation ("B-Line Manufacturing"); and

                  (c) SAC shall sell to the Buyer and the Buyer shall purchase from SAC all of SAC's right, title and interest to all of its assets used exclusively in connection with the B-Line Business, including without limitation those assets described on Schedule 1.1(c) hereto (the "SAC B-Line Business Assets"); and

                  (d) Sigma Canada shall sell to the Buyer and the Buyer shall purchase from Sigma Canada all of Sigma Canada's right, title and interest to all of its assets used exclusively in connection with the B-Line Business, which consist of inventory, accounts receivable, cantilever racking and two Dell computers (the "Canada B-Line Business Assets"); and




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                  (e) Sigma UK shall sell to the Buyer and the Buyer shall
purchase from Sigma UK all of Sigma UK's right, title and interest to all of its assets used exclusively in connection with the B-Line Business, which consist of inventory, accounts receivable and three motor vehicles (the "UK B-Line Business Assets"); and

                  (f) Sigma Germany shall sell to the Buyer and the Buyer shall purchase from Sigma Germany all of Sigma Germany's right, title and interest to all of its assets used exclusively in connection with the B-Line Business, which consist of inventory and accounts receivable (the "Germany B-Line Business Assets").

                  (g) Sellers shall sell to CTC and CTC shall purchase from Sellers all of Sellers' right, title and interest to all of their Intangibles (as defined below) used exclusively in connection with the B-Line Business.

No later than ten days prior to Closing, Cooper on behalf of Buyer shall specify in writing to SIAL on behalf of Sellers whether the transfers specified in clauses (a) through (f) of this Section 1.1 shall be made to CBL or any other designated affiliate(s) of Cooper (in which case such other affiliate(s) shall become parties to and bound by this Agreement and shall be deemed to be included within the definition of Buyer hereunder). Together, the B-Line Stock, the Manufacturing Stock, the SAC B-Line Business Assets, the Canada B-Line Business Assets, the UK B-Line Business Assets and the Germany B-Line Assets are the "Assets." Notwithstanding the foregoing, the assets identified in Section 1.3 shall not be transferred and are hereinafter referred to as the "Excluded Assets."

                  1.2 Assumed Liabilities and Obligations. On the terms and subject to the conditions hereof, at Closing, effective as of the Effective Time, Buyer shall assume, and thereafter shall pay and fully satisfy all liabilities and obligations (including, without limitation, any contract,



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obligation or liability described more particularly in Sections 5.2.13, 7.2 and
7.3 and any liability with respect to products manufactured or sold by the B-Line Business prior to the Effective Time, and any attorneys' and experts' fees and expenses related thereto) arising out of or resulting from Sellers' ownership (directly and/or through subsidiaries) or operation of the B-Line Business prior to the Effective Time and Buyer's ownership or operation of the B-Line Business after the Effective Time (the "Assumed Liabilities"), pursuant to a general assignment and assumption of liabilities substantially in the form of Exhibit A hereto. Notwithstanding the foregoing, Assumed Liabilities will not include the following (collectively, the "Excluded Liabilities"):

                  (a) any Taxes as a result of the Section 338(h)(10) Election which are assumed by Sellers pursuant to the last sentence of Section 6.3.8(h) of this Agreement;

                  (b) any Income Taxes (as defined below) arising out of the operation of the B-Line Business through the Effective Time;

                  (c) any intercompany accounts payable of the B-Line Business existing at any time prior to Closing (all of which shall be cancelled prior to Closing);

                  (d) any liability for product warranty or product liability claims asserted, or to Sellers' knowledge threatened, prior to the Effective Time with respect to products sold by the B-Line Business prior to the Effective Time ("Pre-Closing Product Claims" ) in excess of the reserve or accrual therefor reflected on the Adjusted Consolidated Valuation;

                  (e) any workers' compensation liability related to Occurrences (hereinafter defined) prior to the Effective Time, except to the extent accrued in the Adjusted Consolidated Valuation;



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                  (f) any indebtedness for borrowed money for which any of the
Operating Companies (as hereinafter defined) is liable, contingently or otherwise, as obligor, guarantor, or otherwise, or in respect of which any of the Operating Companies otherwise assures a creditor against loss, on or before the Effective Time ("Long Term Debt" ) except as set forth on Schedule 1.2(f) hereto; or

                  (g) any liabilities or obligations for which any of Sellers is responsible under any other provision hereof (and without waiver of any obligations of Sellers under the Transition Services Agreement), including without limitation any obligations and liabilities retained or assumed by Sellers pursuant to Articles Seven, Eight and Nine, subject in each case to any conditions or limitations applicable thereto.

                  1.3 Excluded Assets. The Parties agree, any provision hereof to the contrary notwithstanding, that the Assets shall not include any of the following assets, and SIAL shall have the right, at or prior to the Closing, to have: (a) all cash in the Business, (b) any Income Tax (hereinafter defined) accounts, including deferred tax assets and any refunds relating to Income Tax receivables of the B-Line Business relating to periods before the Closing, which assets shall be distributed to SIAL or retained by any of the Sellers, (c) the shares of Sigma-Aldrich Holding Ltd. (UK), B-Line Systems Limited (UK), James F. Burns Co., Inc. or KL Acquisition Corp. (or any other, dormant legal entities affiliated with any of Sellers), or (d) any intercompany accounts receivable of the B-Line Business existing at any time prior to Closing between the B-Line Business and any of the Sellers.

                   ARTICLE TWO: PURCHASE PRICE AND ALLOCATION

                  2.1 Purchase Price and Preliminary Purchase Price. The purchase price for the Assets shall be the Adjusted Purchase Price. At the Closing, Buyer shall pay to SIAL on behalf of all


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Sellers $425,000,000 (the "Preliminary Purchase Price"). Following Closing, the
Adjusted Purchase Price shall be determined and paid as provided in Sections 2.2 and 2.3.

                  2.2 Adjusted Purchase Price. The adjusted purchase price to be determined and settled as provided herein (the "Adjusted Purchase Price") shall be equal to the Preliminary Purchase Price plus or minus the amount, if any, by which the Adjusted Consolidated Valuation is greater or less than the Preliminary Consolidated Valuation. For purposes of this calculation, "Preliminary Consolidated Valuation" shall be $138,640,000 (consisting of the consolidated net book value of the Assets (other than the B-Line Stock and the Manufacturing Stock), the Assumed Liabilities and the assets and liabilities of B-Line and B-Line Manufacturing as derived from the Audited Financial Statements (hereinafter defined) in accordance with Section 5.2.3 hereof, all as of December 31, 1999 as adjusted as provided in Schedule 2.2(a), as shown on
Schedule 2.2(b) hereto. "Adjusted Consolidated Valuation" shall equal the consolidated net book value of the Assets (other than the B-Line Stock and the Manufacturing Stock), the Assumed Liabilities and the assets and liabilities of B-Line and B-Line Manufacturing, all as of the Closing Date in accordance with
Section 2.3.1 hereof.

                  2.3 Adjusted Consolidated Valuation.

                           2.3.1 Sellers' Statement. Sellers shall prepare and
deliver to Buyer within 60 days after the Closing Date a statement of the Adjusted Consolidated Valuation. Such statement shall be prepared using the same accounting principles and practices that were used in preparing the Audited Financial Statements and the Preliminary Consolidated Valuation and shall be adjusted in accordance with Schedule 2.2(a).

                           2.3.2 Buyer's Review. In the event that Buyer, in
good faith, disagrees with any determinations made by Sellers and reflected in the statement of Adjusted Consolidated Valuation



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delivered pursuant to Section 2.3.1, and such disagreement in Buyer's view affects the Adjusted Purchase Price, each specific item of disagreement and proposed adjustment shall be set forth in writing and delivered to SIAL on behalf of all Sellers within 60 days from receipt of the statement of Adjusted Consolidated Valuation ("Buyer's Letter" ). If Buyer does not submit Buyer's Letter within such 60-day period, Sellers' statement of the Adjusted Consolidated Valuation delivered pursuant to Section 2.3.1 will become final.

                           2.3.3 Sellers' Review. Sellers will then have 30 days
following receipt of the Buyer's Letter, if any, to review Buyer's proposed adjustments. Within the 30-day period, Sellers shall notify Cooper on behalf of Buyer in writing of Sellers' position with respect to each of Buyer's proposed adjustments ("Sellers' Letter" ). If Sellers do not submit Sellers' Letter within such 30-day period, the Sellers' statement of Adjusted Consolidated Valuation delivered pursuant to Section 2.3.1 as adjusted by Buyer's Letter will become final.

                           2.3.4 Conference. Within 30 days after the response
from Sellers pursuant to Section 2.3.3 above, the Parties shall confer and endeavor to mutually resolve the adjustments, if any, which are in dispute. If Sellers and Buyer do not agree upon an Adjusted Purchase Price within such 30-day period (the end of such 30 day period being hereinafter referred to as the "Arbitration Deadline"), such dispute shall be resolved in accordance with the procedures set out in Section 2.3.5 below.

                           2.3.5 Arbitrator. If the Parties cannot mutually
resolve any disputes involving Buyer's proposed adjustments by the Arbitration Deadline, the Parties shall jointly engage the St. Louis office of the accounting firm of PricewaterhouseCoopers (the "Accounting Arbitrator"), to act as arbitrator. The Accounting Arbitrator shall be furnished with a copy of the



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Agreement, the Preliminary Consolidated Valuation, Sellers' statement of
Adjusted Consolidated Valuation delivered pursuant to Section 2.3.1, Buyer's Letter, Sellers' Letter, the Buyer's proposed treatment of the items in dispute (the "Buyer's Proposal", which may but need not be the same as set out in the Buyer's Letter), the Seller's proposed treatment of the items in dispute (the "Sellers' Proposal", which may but need not be the same as set out in the Sellers' Letter), and any other relevant correspondence between the Parties. The Accounting Arbitrator must, within 30 days from the date such documents are furnished, complete its review and render a written report setting forth its conclusion with respect to each of Buyer's proposed adjustments which were unresolved between the Parties. The Accounting Arbitrator shall be granted access to the books and records of the B-Line Business as well as the working papers or other documents which either Party or its accountants may have which relate to the Preliminary Consolidated Valuation and any other documents or information which the Accounting Arbitrator may deem appropriate. The Accounting Arbitrator's review shall be limited to the purpose of determining whether, in respect of each disputed adjustment, the Buyer's Proposal or the Sellers' Proposal is more nearly in accordance with the terms of this Agreement. The Parties shall have the right to submit written materials to the Accounting Arbitrator in accordance with procedures to be set forth in the engagement letter between the Parties and the Accounting Arbitrator. In arriving at its determination, the Accounting Arbitrator must select for each adjustment either the Buyer's Proposal or the Sellers' Proposal with respect to each disputed adjustment. The decision by the Accounting Arbitrator shall be in writing and delivered to both Buyer and Sellers. The Parties agree that the Accounting Arbitrator is the exclusive person to make all interpretations necessary (including interpretations or constructions of this Agreement) to support its determinations. The



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Accounting Arbitrator's decision shall be conclusive and binding upon the
Parties and may be entered and enforced in any court of competent jurisdiction. The Parties agree to submit to the jurisdiction of any such court for the enforcement of such award or decision. Buyer on one hand and Sellers on the other hand shall each pay 50% of the fees and expenses of the Accounting Arbitrator.

                           2.3.6 Final Amount. Sellers' statement of Adjusted
Consolidated Valuation delivered pursuant to Section 2.3.1 will be modified by any adjustments proposed by Buyer to which Sellers did not object in Sellers' Letter, any other adjustments agreed by the Parties pursuant to Section 2.3.4 and by the determination of the Accounting Arbitrator pursuant to Section 2.3.5 and will become the final determination of the Adjusted Consolidated Valuation.

                  2.4 Settlement of the Adjusted Purchase Price. Settlement of the Adjusted Purchase Price ("Settlement") shall occur within five (5) business days after the determination of the Adjusted Consolidated Valuation becomes final, whether by expiration of the time period within which Buyer may object, agreement of the Parties or issuance of a determination by the Accounting Arbitrator. On Settlement, the difference between the Preliminary Purchase Price and the Adjusted Purchase Price, plus accrued interest on such difference from the Closing Date to (but not including) the date of payment at a rate per annum (on the basis of a 365-day year) equal to the sum of the Federal Funds rate, being the offered rate therefor in the "Money Rates" table of The Wall Street Journal, published on the Closing Date plus 50 basis points, shall be paid by the appropriate Party to the other Party. Such payment shall be by wire transfer of immediately available funds to an account specified by the receiving Party.

                  2.5 Section 338(h)(10) and Allocation




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                           (a) Sellers and Buyer shall timely file a joint
election pursuant to Section 338(h)(10) (a "Section 338(h)(10) Election") of the Internal Revenue Code of 1986, as amended (the "Code") (and any comparable election under state, local, or foreign law) with respect to the sale of the B-Line Stock and the Manufacturing Stock (together, the "Shares" ) and shall timely file such forms and take such other actions as are necessary to effectuate such election in accordance with said Section 338(h)(10).

                           (b) Prior to Closing, SIAL and Buyer shall negotiate
in good faith an allocation of the Preliminary Purchase Price among the assets of the B-Line Business in accordance with Sections 1060 and 338 of the Code. Within 30 days following the Settlement, SIAL and Buyer shall negotiate in good faith an allocation of any difference resulting from the Adjusted Purchase Price among the assets of the B-Line Business in accordance with Sections 1060 and 338 of the Code. If SIAL and Buyer are not able to agree, the allocated amounts shall be determined in accordance with the provisions set out in Section 9.3. The Parties will prepare and file their respective tax returns and all other required filings based on such allocation and shall take no positions contrary thereto.

                      ARTICLE THREE: CONDITIONS TO CLOSING

                  3.1 Conditions Precedent to Obligations of Sellers. The obligations of Sellers to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to Closing of each of the following conditions (any one or more of which may be waived in whole or in part by Sellers):

                           3.1.1 Representations and Warranties of Buyer. The
representations and warranties made by Buyer hereunder shall be true and correct in all material respects at the date hereof



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and, except for changes expressly contemplated by this Agreement, at Closing as though such representations and warranties had been made at Closing.

                           3.1.2 Representations and Warranties of Sellers. The
representations and warranties made by Sellers hereunder shall be true and correct in all material respects at Closing, provided that this condition 3.1.2 shall not apply to any breach of such representations and warranties which results from either (a) changes expressly contemplated by this Agreement or (b) any breach by Sellers of their covenants and obligations hereunder.

                           3.1.3 Delivery of Closing Documents. Buyer shall have
delivered to or caused to be delivered to Sellers the documents which Buyer is required to deliver to Sellers at Closing pursuant to this Agreement in form and substance reasonably satisfactory to Sellers.

                           3.1.4 Performance of Agreement. Buyer shall have duly
performed in all material respects all agreements and covenants required to be performed by Buyer at or prior to Closing pursuant to this Agreement.

                           3.1.4 Purchase Price. There shall have been delivered
to SIAL by Buyer payment of the Preliminary Purchase Price as provided in
Section 4.3(a).

                           3.1.5 No Governmental Orders, etc. No statute, rule,
regulation or order of any court or Authority (as hereinafter defined) shall have been entered into after the date hereof which restrains or prohibits or would cause the rescission after Closing of the transactions contemplated hereby or which would limit or adversely affect the ability of Sellers to sell the B-Line Business, and no suit, action, proceeding or investigation by any Authority or any other party shall be pending which seeks a material amount of damages against Sellers or an affiliate of Sellers by reason of the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements.




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                           3.1.6 Licenses and Permits. All governmental licenses
and permits, the granting of which is necessary for the consummation of the transactions contemplated hereby shall have been obtained.

                           3.1.7 Hart-Scott-Rodino. All filing and waiting
period requirements of the HSR Act (as defined below) and any other applicable law relating to consummation of the transactions provided for herein shall have been duly complied with.

                  3.2 Conditions Precedent to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to Closing of each of the following conditions (any one or more of which may be waived in whole or in part by Buyer):

                           3.2.1 Sellers' Representations and Warranties. The
representations and warranties made by Sellers hereunder shall be true and correct in all material respects at the date hereof and at Closing as though such representations and warranties had been made at both the date hereof and the Closing Date, except for changes (a) expressly contemplated by or permitted under this Agreement (including without limitation as permitted by the terms of or consented to or approved by Buyer pursuant to Section 6.1.1), or (b) as may result from or arise out of the unreasonable failure or refusal of Buyer to consent to or approve an action proposed by Sellers pursuant to Section 6.1.1.

                           3.2.2 Delivery of Closing Documents. Sellers shall
have delivered or caused to be delivered to Buyer the documents which Sellers are required to deliver to Buyer at Closing pursuant to this Agreement in form and substance reasonably satisfactory to Buyer.

                           3.2.3 Performance of Agreement. Sellers shall have
duly performed or caused to be performed in all material respects all agreements and covenants required to be performed by Sellers at or prior to Closing pursuant to this Agreement.

                           3.2.4 No Governmental Orders, etc. No statute, rule,
regulation or order of any court or Authority shall have been entered into after the date hereof which restrains or prohibits or would cause the rescission after Closing of the transactions contemplated hereby or which would limit or adversely affect the ability of Buyer to acquire the B-Line Business, and no suit, action, proceeding or investigation by any Authority or any other party shall be pending which seeks a material amount of damages against Buyer or an affiliate of Buyer by reason of the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements.

                           3.2.5 Permits. All Permits (as defined below)
necessary for the consummation of the transactions contemplated hereby, or for preventing the termination of any right, privilege or license relating to the B-Line Business which is material to it, upon the consummation of the transactions contemplated hereby, shall have been obtained prior to, and maintained through, Closing, and are transferable to Buyer.

                           3.2.6 Hart-Scott-Rodino. All filing and waiting
period requirements of the HSR Act and any other applicable Law (defined below) or Authority (defined below) relating to consummation of the transactions provided for herein shall have been duly complied with.

                           3.2.7 Third-Party Consents. All notices to and
consents, authorizations and approvals by third parties specified in Section
6.1.3 shall have been procured by Sellers.

                           3.2.8 Leased Properties. Assignments to Buyer in form
and substance reasonably satisfactory to Buyer shall have been procured by Sellers, along with any required consents thereto, from the respective lessors of the real properties identified in Schedule 3.2.8.

                              ARTICLE FOUR: CLOSING

                  4.1 The Closing. The consummation of the sale and purchase of the Assets as contemplated by this Agreement ("Closing") shall take place at the offices of Bryan Cave LLP, in St. Louis, Missouri, on May 1, 2000, at 9:00 A.M. (Central time), or, if any of the conditions to Closing are not satisfied or waived as of that date and time, on the first business day of the month following the month in which all such conditions are satisfied or waived at 9:00 A.M., unless a different date or time for Closing is agreed upon by the Parties (the date of Closing ultimately determined in accordance with this paragraph is referred to herein as the "Closing Date"). The effective time of the Closing (the "Effective Time") is midnight of the day immediately preceding the Closing Date.

                  4.2 Sellers' Obligations at Closing. At Closing, Sellers shall deliver to Buyer the following:

                           (a) Certificates of each of the Sellers dated the
Closing Date and signed by a duly authorized officer of such Seller which evidence the due authorization, execution and delivery of this Agreement and the Ancillary Agreements (as hereinafter defined) by Sellers and certifying without qualification that the conditions set forth in Section 3.2.1 and 3.2.3 have been fulfilled in all material respects.

                           (b) A general assignment and assumption of
liabilities, in substantially the form attached hereto as Exhibit A, duly executed by SAC, Sigma Canada, Sigma UK and Sigma Germany ("General Assignment and Assumption").

                           (c) Bills of sale, in substantially the forms
attached hereto as Exhibit B, duly executed by, respectively, SAC, Sigma Canada, Sigma UK and Sigma Germany (collectively, the "Bill of Sale"), general warranty deeds for the Owned Properties (as defined in Section 5.2.9 ) owned by SAC subject to the exceptions to title provided for in Section 5.2.9 and Schedule
5.2.9 and such other instruments of sale, transfer, conveyance and assignment as Buyer may reasonably request.

                           (d) A receipt for the Preliminary Purchase Price.

                           (e) Certificates evidencing all of the issued and
outstanding Shares, accompanied by duly executed stock powers in favor of Buyer.

                           (f) The resignations of the directors and officers of
B-Line and B-Line Manufacturing who are employees of SIAL or SAC effective as of Closing.

                           (g) A transition services agreement providing for
services, at Sellers' cost (including an overhead allocation), in substantially the form attached hereto as Exhibit C ("Transition Services Agreement").

                           (h) Certificates of good standing for B-Line and
B-Line Manufacturing issued by the Secretary of State of each of their respective states of incorporation and dated not more than ten (10) business days before the Closing Date.

                           (i) The stock books, stock ledgers, minute books and
corporate seals for B-Line and B-Line Manufacturing.

                  4.3 Buyer's Obligations at Closing. At the Closing, Buyer shall deliver or cause to be delivered to Sellers the following:

                           (a) The Preliminary Purchase Price by bank wire
transfer in federal or other immediately available U.S. dollar funds to the account(s) specified on Schedule 4.3 hereto.

                           (b) A Certificate of Buyer dated the Closing Date
signed by a duly authorized officer of Buyer which evidences due authorization, execution and delivery of this Agreement and the Ancillary Agreements by Buyer and certifies without qualification that the conditions set forth in Sections
3.1.1 and 3.1.3 have been fulfilled in all material respects.

                           (c) A General Assignment and Assumption, in
substantially the form attached hereto as Exhibit A, duly executed by Buyer.

                           (d) A Transition Services Agreement, in substantially
the form attached hereto as Exhibit C.

                  ARTICLE FIVE: REPRESENTATIONS AND WARRANTIES

                  5.1 Materiality and Sellers' Knowledge. References to Sellers', Seller's, SIAL's, SAC's, Sigma Canada's, Sigma UK's or Sigma Germany's "knowledge" in this Agreement are to the actual knowledge of persons identified on Schedule 5.1 hereto. References to "material", "materiality" or "material adverse effect" in this Agreement with respect to the B-Line Business are to the B-Line Business as a whole.

                  5.2 Representations and Warranties by Sellers. The following representations and warranties are made jointly and severally by the Sellers solely with respect to the B-Line Business and are correct and complete as of the date hereof and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 5.2, but except for (a) changes expressly contemplated by or permitted under this agreement (including without limitation as permitted by the terms of or consented to or approved by Buyer pursuant to
Section 6.1.1 and (b) as may result from or arise out of the unreasonable failure or refusal of Buyer to consent to or approve an action proposed by Sellers pursuant to Section 6.6.1), except as set forth in the attached schedules referenced in this Section 5.2 (and its subsections):

                           5.2.1 Corporate Authority, Non-contravention and
Ownership.

                           (a) SIAL is a corporation duly organized, validly
existing and in good standing under the laws of Delaware. SAC is a corporation duly organized, validly existing and in good standing under the laws of Illinois. B-Line is a corporation duly organized, validly existing and in good standing under the laws of Illinois, and is duly qualified and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect. B-Line Manufacturing is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and is duly qualified and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect. Sigma Canada is a corporation duly organized, validly existing and in good standing under the laws of Canada. Sigma UK is a corporation duly organized, validly existing and in good standing under the laws of the United Kingdom. Sigma Germany is a corporation duly organized, validly existing and in good standing under the laws of Germany.

                           (b) SAC (with respect to the portion of the B-Line
Business owned by SAC), Sigma Canada (with respect to the portion of the B-Line Business owned by Sigma Canada), Sigma UK (with respect to the portion of the B-Line Business owned by Sigma UK), Sigma Germany (with respect to the portion of the B-Line Business owned by Sigma Germany), B-Line and B-Line

Manufacturing (together with their respective subsidiaries, if any, but excluding any such subsidiaries listed in Section 1.3, the "Operating Companies") have full corporate power and authority to own, lease and operate their properties and to conduct the operations of the B-Line Business as it is currently conducted.

                           (c) Each of Sellers have full corporate power and
authority to execute, deliver and perform this Agreement and, as applicable, the Bill of Sale and the General Assignment and Assumption (the latter two documents being referred to collectively as, the "Ancillary Agreements") and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Ancillary Agreements have been duly authorized by all necessary corporate action on the part of Sellers, as applicable, and no further approval of the board of directors or stockholders of any Seller is necessary for the execution hereof or thereof or consummation of the transactions contemplated hereby or thereby.

                           (d) This Agreement and the Ancillary Agreements have
been duly executed and delivered by Sellers, as applicable, and constitute valid, legally binding, and enforceable obligations of Sellers, as applicable, subject, in the case of enforceability, to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to principles of equity regarding the availability of equitable remedies.

                           (e) The execution and delivery of this Agreement and,
as applicable, the Ancillary Agreements by Sellers, as applicable, and consummation by Sellers of the transactions contemplated hereby and thereby: do not (i) violate or conflict with any provision of the Articles or Certificate of Incorporation or Bylaws (or their equivalents for Sellers incorporated outside the United States) of Sellers, as applicable, (ii) result in a material breach of, constitute a default under, give rise to any right of termination, modification or acceleration of, or require any notice under, any contract, lease, license, Permits or other agreement to which any Seller (as applicable) is a party or to which any of the Assets is subject (or result in imposition of a Lien (as hereinafter defined) thereon), or (iii) violate in any material respect any Law to which any of Sellers, as applicable, is a party or by which any of the property included in the B-Line Business is bound or subject.

                           5.2.2 Capital Stock.

                           (a) SIAL is the record and beneficial owner of the
B-Line Stock. SAC is the record and beneficial owner of the Manufacturing Stock. Sellers will deliver or cause to be delivered to the Buyer at Closing good and marketable title to the Shares, free and clear of all Liens.

                           (b) The authorized capital stock of B-Line consists
solely of 30,000 shares of common stock, $1 par value, of which the 500 shares of B-Line Stock are the only shares issued and outstanding. The B-Line Stock is duly authorized and validly issued and is fully paid and non-assessable. Except for Buyer's rights hereunder, (i) there are outstanding no other securities of B-Line and no rights or options to acquire securities of B-Line, and (ii) neither Sellers nor B-Line is subject to any obligation to issue, deliver, redeem, or otherwise acquire or retire or sell the B-Line Stock or any other securities of B-Line.

                           (c) The authorized capital stock of B-Line
Manufacturing consists solely of 30,000 shares of common stock, $1 par value, of which the 500 shares of Manufacturing Stock are the only shares issued and outstanding. The Manufacturing Stock is duly authorized and validly issued and is fully paid and non-assessable. Except for Buyer's rights hereunder, (i) there are outstanding no other securities of B-Line Manufacturing and no rights or options to acquire securities of the B-Line Manufacturing, and (ii) neither Sellers nor B-Line Manufacturing is subject to any obligation to issue, deliver, redeem, or otherwise acquire or retire or sell the Manufacturing Stock or any other securities of B-Line Manufacturing.

                           (d) B-Line and B-Line Manufacturing have no
subsidiaries and they do not own (directly or indirectly) any capital stock or other equity securities of any corporation or any direct or indirect equity interest in any business, trust or joint venture, except as set forth on
Schedule 5.2.2(d).

                           5.2.3 Financial Data. Attached hereto as Schedule
5.2.3(a) is a Combined Balance Sheet for the B-Line Business as of February 29, 2000 and Combined Statements of Operations for the B-Line Business for the two month period ended February 29, 2000 ("Unaudited Financial Statements"). Also attached hereto as Schedule 5.2.3(b) are a Combined Balance Sheet of the B-Line Business as of December 31, 1999, 1998 and 1997, Combined Statements of Operations for the B-Line Business for the years ended December 31, 1999, 1998 and 1997, Combined Statements of Parent Company Investment for the years ended December 31, 1999, 1998 and 1997, and Combined Statements of Cash Flows for the years ended December 31, 1999, 1998 and 1997 (the "Audited Financial Statements" and together with the Unaudited Financial Statements, the "Financial Statements"). The opinion of Arthur Anderson LLP with respect to the Audited Financial Statements is also included in Schedule 5.2.3(b). The Financial Statements have been derived from Sellers' and the Operating Companies' accounting records, have been prepared in accordance with United States generally accepted accounting principles ("GAAP" ) consistently applied to the B-Line Business, and fairly present the financial position and results of operations of the B-Line Business as of the respective dates thereof or period covered thereby (subject, in the case of the Unaudited Financial Statements, to year-end adjustments and the lack of footnotes).

                           5.2.4 Absence of Certain Changes. Other than as
disclosed on Schedule 5.2.4, to Sellers' knowledge, since December 31, 1999, there has been no material adverse change in the Assets or Assumed Liabilities or the B-Line Business, its financial condition, operations or results of operations, except as may result from economic developments generally. Without limiting the generality of the foregoing, Sellers further represent and warrant that, except as specifically set forth in lettered subsections of Schedule 5.2.4 corresponding to the lettered subsections below, since December 31, 1999:

                           (a) none of the Operating Companies has sold, leased,
transferred or assigned any of its material assets, tangible or intangible, other than in the ordinary course of business;

                           (b) none of the Operating Companies has entered into
any agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) either (i) involving more than $50,000 or (ii) outside the ordinary course of business and which is material;

                           (c) no party (including any of the Operating
Companies) has accelerated, terminated, modified or canceled any agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) involving more than $50,000 to which any of the Operating Companies is a party or by which any of them is bound;

                           (d) none of the Operating Companies has imposed any
Lien upon any of its assets, tangible or intangible, other than in the ordinary course of business;

                           (e) none of the Operating Companies has made any
capital expenditure (or series of related capital expenditures) either involving more than $200,000 or outside the ordinary course of business;

                           (f) none of the Operating Companies has made any
capital investment in, any loan to, or any acquisition of the securities or assets (other than purchases of raw materials, components and supplies in the ordinary course of business) of, any other person or entity (or series of related capital investments, loans and acquisitions) either
(i) involving more than $50,000 or (ii) outside the ordinary course of business and which is material;

                           (g) none of the Operating Companies has issued any
note, bond or other debt security or created, incurred, assumed or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $25,000 singly or $50,000 in the aggregate;

                           (h) none of the Operating Companies has intentionally
delayed or postponed the payment of accounts payable and other liabilities or obligations outside the ordinary course of business;

                           (i) none of the Operating Companies has canceled,
compromised, waived or released any right or claim (or series of related rights and claims) either (i) involving more than $50,000 or (ii) outside the ordinary course of business and which is material;

                           (j) none of the Operating Companies has granted any
license or sublicense of any rights under or with respect to any Intangibles (hereinafter defined) other than in the ordinary course of business;

                           (k) there has been no change made or authorized in
the articles of incorporation or bylaws of either B-Line or B-Line
Manufacturing;

                           (l) neither B-Line nor B-Line Manufacturing has
issued, sold, or otherwise disposed of, any of its capital stock, or granted any options, warrants or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

                           (m) neither B-Line nor B-Line Manufacturing has
declared, set aside or paid any dividend or made any distribution with respect to its capital stock in kind or redeemed, purchased or otherwise acquired any of its capital stock;

                           (n) none of the Operating Companies has experienced
any material damage, destruction or loss (whether or not covered by insurance) to its property;

                           (o) none of the Operating Companies has made any loan
to, or entered into any other transaction with, any of its directors, officers, and employees outside the ordinary course of business;

                           (p) none of the Operating Companies has entered into
any employment contract or collective bargaining agreement, written or oral, or except as allowed by any other clause of this Section 5.2.4 modified the terms of any existing such contract or agreement;

                           (q) none of the Operating Companies has granted any
increase in the base or other compensation of any of its directors, officers and employees outside the ordinary course of business;

                           (r) none of the Operating Companies has adopted,
amended, modified or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract or commitment for the benefit of any of its directors, officers and employees (or taken any such action with respect to any other employee benefit plan);

                           (s) none of the Operating Companies has made any
other change in employment terms for any of its directors, officers and employees outside the ordinary course of business;

                           (t) there has not been any other material occurrence,
event, incident, action, failure to act, or transaction outside the ordinary course of business involving any of the Operating Companies except as may result from economic developments generally; and

                           (u) none of Sellers has committed to any of the
foregoing.

         For purposes of each of clauses (a), (b), (f) and (i) of this Section 5.2.4, the term "material" shall mean not in excess of $50,000 in the aggregate.

                           5.2.5 Compliance with Law and Permits. Except as set
forth on Schedule 5.2.5, to Sellers' knowledge, the B-Line Business has been operated in compliance in all material respects with all applicable constitutions, statutes, laws, judgments, orders, decrees, ordinances, rules, regulations, arbitration awards, directives, and agreements (collectively, "Laws") that are imposed or issued or enforced by, or entered into with, any foreign, United States, supranational (including the European Union), national, federal, state, provincial, county or local, judicial, regulatory or governmental authority, association, corporation, agency, bureau, body, instrumentality or commission or subdivision of any thereof exercising any regulatory, supervisory, taxing, importing, exporting or other governmental function (any and all an "Authority") and with all permits, licenses, authorizations, approvals or consents that are granted or approved by any Authority ("Permits"). The Operating Companies have all material Permits necessary to operate the B-Line Business. No proceeding is pending against any Seller, or to Sellers' knowledge threatened, to modify, suspend, revoke or otherwise limit any of such Permits and to Sellers' knowledge no administrative or governmental actions have been taken or threatened in connection with the expiration or renewal of such Permits or alleging any material failure to comply with Laws in connection with the B-Line Business or the Assets.

                           5.2.6 Litigation, Product Claims and Related Matters.
(a) Except as set forth on Schedule 5.2.6(a), there are no asserted claims, actions, suits or legal proceedings pending or, to Sellers' knowledge, threatened, and to Sellers' knowledge there are no investigations pending or threatened, against Sellers or the Operating Companies which involves more than $100,000 or which will adversely affect the ability of Sellers to consummate the transactions contemplated by this Agreement, nor are Sellers or the Operating Companies subject to any outstanding order, rule, decree or judgment of any court or governmental agency of competent jurisdiction, which will adversely affect the B-Line Business or the Assets.

                           (b) To Sellers' knowledge, each product manufactured,
sold, leased or delivered by any of the Operating Companies has been in conformity in all material respects with all applicable contractual commitments and all express and implied warranties, and none of the Operating Companies has any material liability or obligation (and to Sellers' knowledge there is no valid basis for any present or future Claim or Third Party Action (defined below) against any of them giving rise to any such liability or obligation) for replacement or repair thereof or other damages in connection therewith, in excess of the reserve for product warranty or liability claims reflected in the most recent balance sheet (rather than in any notes thereto) in the Audited Financial Statements as adjusted through the Effective Time in accordance with the past custom and practice of the Operating Companies. No product manufactured, sold, leased or delivered by any of the Operating Companies is subject to any guaranty, warranty or other indemnity which differs materially from the applicable standard terms and conditions of sale or lease. Schedule 5.2.6(b) includes copies of the standard terms and conditions of sale or lease for each of the Operating Companies (containing applicable guaranty, warranty and indemnity provisions).

                           (c) None of the Operating Companies has any material
liability or obligation, including Environmental Liabilities (defined below), (and to Sellers' knowledge there is no valid basis for any present or future Claim or Third Party Action against any of them giving rise to any such liability or obligation, including Environmental Liabilities) arising out of any injury to individuals or property as a result of the ownership, possession or use of any product manufactured, sold, leased or delivered by any of the Operating Companies in excess of any reserve therefor reflected in the most recent balance sheet (rather than in the notes thereto) in the Audited Financial Statements through the Effective Time in accordance with past custom and practice of the Operating Companies. The term "Environmental Liabilities" means any liability or obligation relating exclusively to the B-Line Business (a) arising under any Environmental Law (defined below), or (b) involving any Release of or exposure to any Hazardous Substance (defined below) including liability for damage or harm to the Environment (defined below) or to a person as a result of such exposure, whether such liability or obligation is to one or more private parties or any Authority, in either case (whether under (a) or (b) above) including any related fees and expenses of attorneys and experts, and whether arising out of or related to on-site or off-site matters.

                           5.2.7 Title to Personal Property - Owned. Except (a)
as set forth on Schedule 5.2.7, (b) for Liens (as defined below) reflected in the Preliminary Consolidated Valuation, and (c) for Permitted Liens (as defined below) each of the Operating Companies has good and marketable title to the material personal property owned by each of them respectively and used solely in relation to the B-Line Business, free and clear of all mortgages, liens, claims, encumbrances, security interests, charges, pledges, preferential purchase rights, options, warrants or other restrictions or adverse claims of whatever nature (collectively, "Liens"), and, good and marketable title to such personal property (other than that owned by B-Line and B-Line Manufacturing), free and clear of all Liens, except as provided above, shall pass to Buyer at Closing.

                           5.2.8 Personal Property - Leased. All leases of any
material personal property used solely in the B-Line Business of which any of the Operating Companies is a lessee are in full force and effect, all rental payments due under such leases have been paid and there exist no material defaults by any of the Operating Companies under the terms of such leases, and, except as set forth on Schedule 5.2.8, the consummation of the transactions contemplated by this Agreement will not create any such default with respect to such leases or result in the lessor having the right to terminate or alter the operative provisions of any such leases.

                           5.2.9 Real Property - Owned. Set forth on Schedule
5.2.9 is all the real property owned by SAC or B-Line. Other than as set forth on Schedule 5.2.9, the Operating Companies do not own any real property or any right or obligation to acquire any interest in any parcel of real property in connection with the B-Line Business. Except (a) as set forth on Schedule 5.2.9,
(b) for Liens reflected in the Preliminary Consolidated Valuation, and (c) for Permitted Liens (as defined below), SAC or B-Line has good and marketable title to the real property set forth on

Schedule 5.2.9 (the "Owned Properties"), free and clear of all Liens; and good and marketable title to the scheduled real property owned by SAC, free and clear of all Liens, except as provided above, shall pass to Buyer at Closing. The term "Permitted Liens" shall mean (a) liens for current taxes or assessments due but not yet payable, (b) servitudes, easements, restrictions, rights-of-way, encroachments and other similar rights in real property or any interest therein that have been filed as part of an official or public record, provided the same are not of such nature as to materially interfere with the use or occupancy, or materially impair the value, or marketability of title, of the property subject thereto and (c) liens that constitute mechanic's, carrier's, workers' or similar liens arising in the ordinary course of business in connection with obligations that are not yet overdue or delinquent. Sellers further represent and warrant concerning the Owned Properties that:

                                    (i) there are no parties other than the
record owner or an affiliate thereof in possession of any of the Owned
Properties;

                                    (ii) there are no pending, or to Sellers'
knowledge threatened, condemnation, eminent domain or similar proceedings relating thereto;

                                    (iii) Sellers have made available to Buyer a
legal description for each such parcel that describes such parcel adequately;

                                    (iv) to Sellers' knowledge, all buildings
and improvements are located within the boundary lines of the described parcels of land and the Owned Properties and buildings and improvements thereon are not in violation in any material respect of any Laws, including any building code requirements and Environmental Laws;

                                    (v) to the extent required for their current
use, each property abuts on and has direct vehicular access to a public road, or has access to a public road via a permanent, irrevocable, appurtenant easement benefiting the parcel, maintained at public expense;

                                    (vi) to the extent required for their
current use, all the properties are served by drainage, water, electricity and gas services, all of which are connected to public mains, and to Sellers' knowledge there is no imminent or likely interruption of such utility service;

                                    (vii) there are no outstanding disputes,
notices or complaints which materially adversely affect or to Sellers' knowledge are likely to materially adversely affect the use of the Owned Properties for the purposes for which they are now used; and

                                    (viii) to Sellers' knowledge there are no
material structural or other defects in or affecting the buildings and structures on the Owned Properties.

                                    The foregoing are intended to constitute
"covenants of warranty" as such terms are used in existing title insurance policies on the Owned Properties.

                           5.2.10 Real Property - Leased. Set forth on Schedule
5.2.10 is a list of each lease, identifying the property which is subject thereto, under which each of the Operating Companies is the lessee of any real property used exclusively in the B-Line Business. The Sellers have made available to the Buyer a true, correct and complete copy of each lease identified on Schedule 5.2.10. The premises or property described in said leases are presently occupied or used by an Operating Company as lessee in conformity in all material respects with applicable Law and the terms of such leases. Except as set forth on Schedule 5.2.10, all rental payments due under the leases set forth on Schedule 5.2.10 have been paid and there exists no material default under their respective leases and, to the Sellers' knowledge, no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification or acceleration, thereunder. Except as set forth on Schedule 5.2.10 and for Permitted Liens, each respective Operating Company has all right, title and interest of the lessee under the terms of said leases, free of all Liens and all such leases are and will continue to be valid and in full force and effect through the Closing Date and in full force and effect on identical terms following the consummation of the transactions contemplated herein. The Operating Companies have not at any time assigned or otherwise disposed of any leasehold interest which has a continuing liability (contingent or otherwise) for payment of rent and/or for any other material liability. None of the Operating Companies is a guarantor of or surety for any obligations under any lease or under any agreement relating to the assignment of any lease. Together with the Owned Properties, the leased properties on Schedule 5.2.10 comprise all the properties and premises owned, leased or used in the B-Line Business.

                           5.2.11 Patents, Trademarks and Other Intellectual
Property. (a) Schedule 5.2.11(a) lists all patented or registered Intangibles (defined below), all written licenses and other agreements relating thereto and all written agreements, licensing or otherwise, authorizing others to use material technology, know-how or processes used in or belonging to the B-Line Business (collectively, the "Scheduled Intangibles"). The "Intangibles", including the Scheduled Intangibles, comprise all intellectual property used or held in the B-Line Business as presently conducted other than intellectual property licensed in the ordinary course of business pursuant to standard form commercial license agreements (such as non-custom software). "Intangibles" means
(i) all inventions, improvements, designs, patents, patent applications, patent disclosures, and all extensions, reissues, continuations, revisions and reexaminations thereof; (ii) trade dress, logos, trade names and corporate names, (including all internet and intranet name(s), addresses, icon(s) and other designation(s) identifying the B-Line Business on a computer network such as the world wide web but not including any such designations of affiliates of the B-Line Business), together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith; (iii) all copyrightable works and all copyright applications, registrations and renewals in connection therewith; (iv) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings and specifications); and (v) all computer software, rights in databases (including data and related documentation) all other proprietary rights; and all copies and tangible embodiments thereof (in whatever form or medium) but does not include items licensed in the ordinary course of business pursuant to standard form commercial license agreements (such as non-custom software).

                           (b) Except as set forth on Schedule 5.2.11(b), the
Operating Companies own or hold valid license rights to, all material Intangibles free and clear of all Liens, licenses, injunctions or judgments.

                           (c) Each material item of Intangibles will be owned
or available for use by the B-Line Business on identical terms and conditions immediately subsequent to the Closing hereunder.

                           (d) To Sellers' knowledge, none of the Operating
Companies has interfered with, infringed upon, misappropriated, or otherwise come into conflict with, any rights of third parties in or to the Intangibles in any material respect and none of the Operating Companies has any plans to do so. None of Sellers has within three years prior to the Closing

Date received any charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation (including any Claim that any of the Operating Companies must license or refrain from using any rights of any third party in or to the Intangibles) in any material respect, that is unresolved.

                           (e) To the knowledge of Sellers, no third party has
interfered with, infringed upon, misappropriated or otherwise come into conflict with any of the Operating Company's rights in or to the Intangibles.

                           (f) With respect to each item of Scheduled
Intangibles that any third party owns and that any of the Operating Companies uses pursuant to license, sublicense, agreement or permission, Sellers made available to Buyer correct and complete copies of all such licenses, sublicenses, agreements and permissions (as amended to date) and such agreements (other than those held by B-Line or B-Line Manufacturing) are fully transferable to Buyer.

                           (g) With respect to each material item of Intangibles
that any third party owns and that any of the Operating Companies uses pursuant to license, sublicense, agreement or permission; (i) to Sellers' knowledge the license, sublicense, agreement or permission covering the item is legal, valid, binding, enforceable and in full force and effect; (ii) none of the Operating Companies, and to Sellers' knowledge no party to the license, sublicense, agreement or permission, is in material breach or default, and to Sellers' knowledge no event has occurred which with notice or lapse of time would constitute a material breach or default or permit termination, modification, or acceleration thereunder; and (iii) none of the Operating Companies has granted any sublicense or similar right with respect to the license, sublicense, agreement or permission.

                           5.2.12 Taxes. Except as set forth on Schedule 5.2.12:

                           (a) all Income Taxes and all Other Taxes (as defined
below) of the Sellers with respect to the B-Line Business not assumed by Buyer hereunder for all periods ending on or prior to the Effective Time (whether or not shown on a Tax return or other rendition of Taxes (defined below)) have been or will be paid by Sellers and will not result in the imposition of any further assessment or any Lien on any of the Assets which would affect the value thereof or title thereto. Further, with respect to Other Taxes relating to periods before the Effective Time for which no return or payment will be due prior to the Effective Time, adequate provision has been made in the most recent balance sheet of the Financial Statements (and will be made in the Adjusted Consolidated Valuation) for all liabilities arising thereunder.

                           (b) B-Line and B-Line Manufacturing and the other
Operating Companies and their predecessors (i) have filed or caused to be filed with the appropriate Authority all Income Tax and Other Tax returns which have been required to be filed prior to the date of this Agreement (taking into account any extensions of the time for filing such Income and other Tax returns) and (ii) have paid in full all Taxes due and payable, except to the extent such liabilities are reflected in the Preliminary or Adjusted Consolidated Valuation as current liabilities, as applicable. No unresolved claim has been made in any jurisdiction where Tax returns related to the B-Line Business are not filed that such Tax returns must be filed. All Tax returns filed or caused to be filed by B-Line and B-Line Manufacturing and the other Operating Companies and their predecessors are correct and complete in all material respects.

                           (c) The Operating Companies have complied with all
Laws relating to the withholding of Taxes with respect to the B-Line Business and the payment thereof and have timely and properly withheld from employees, independent contractors, creditors, shareholders and third parties, and paid over to the proper Authority(ies), all amounts required to be withheld and paid over under applicable Law.

                           (d) Neither B-Line nor B-Line Manufacturing nor the
Operating Companies has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency.

                           (e) For purposes of this Agreement, "Income Taxes"
shall mean all foreign and United States national, federal, state, provincial and local taxes upon the income of the Sellers or the Operating Companies in relation to the B-Line Business, including any interest, penalties or additions to tax that may become payable in respect thereof, arising before the Effective Time. Income Taxes shall not include payroll and employee withholding taxes, value added, unemployment insurance, social security, sales and use taxes, excise taxes, franchise taxes, gross receipts taxes, occupation taxes, real and personal property taxes, stamp taxes, transfer taxes, workers compensation and all other foreign, United States federal, state, local or other taxes of any nature whatsoever (including any interest, penalties or additions to tax that may become payable in respect thereof, collectively "Other Taxes"). "Tax" and "Taxes" shall mean both Income Taxes and Other Taxes.

                           5.2.13 Contracts. Schedules 5.2.4, 5.2.8, 5.2.10,
5.2.11, 5.2.13 and 7.3(b), set forth all contracts, agreements, indentures, guarantees, notes, letters of credit and loan or credit agreements to which any of the Operating Companies in connection with the B-Line Business is a party or by which any of the Assets are bound or subject and which:

                           (a) involve payments still to be made by or to the
Operating Companies in connection with the B-Line Business of amounts which exceed $50,000 in any year;

                           (b) were entered into not in the ordinary course of
business and exceed $50,000 in the aggregate;

                           (c) concern a partnership, trust or joint venture;

                           (d) concern confidentiality or noncompetition;

                           (e) provide for the creation, assumption or guarantee
of any indebtedness for borrowed money or any capitalized lease obligation involving more than $50,000 or imposition of a Lien other than a Permitted Lien) on any of the Assets;

                           (f) are material intercompany agreements among the
Operating Companies, Sellers or their affiliates or any of them;

                           (g) are profit sharing, stock option, stock purchase,
stock appreciation, deferred compensation, severance or other plans or arrangements for the benefit of its current or former directors, officers and employees (other than as covered by Section 5.2.15).;

                           (h) are for the employment of any individual on a
full-time, part-time, consulting, or other basis providing annual compensation in excess of $50,000 or providing severance benefits;

                           (i) are related to any credit facility, letter of
credit, payment or performance bond, or other surety relationship;

                           (j) are material to the B-Line Business and require
consent of the other party thereto in connection with the transactions contemplated under this Agreement (collectively, the "Scheduled Contracts"). All such Scheduled Contracts are in full force and effect and are binding obligations of the Operating Companies and, to Sellers' knowledge, of the other parties thereto, and the Operating Companies, and, to Sellers' knowledge, the other parties, have in all material respects performed all obligations required to be performed by them and are not materially in default thereunder.

                           5.2.14 Labor Relations. Except as set forth on
Schedule 5.2.14, (i) the Operating Companies are not a party to any collective bargaining agreement pertaining to the B-Line Business, and no collective bargaining agreement with respect to any employees employed solely in connection with the B-Line Business is currently being negotiated by the Operating Companies; and (ii) there has been no work stoppage or any other material labor difficulty during the ten years immediately preceding the date of this Agreement in relation to the B-Line Business.

                           5.2.15 Compliance with ERISA.

                           (a) Schedule 5.2.15(a) sets forth each "employee
benefit plan" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) which Sellers and the Operating Companies maintain or contribute to with respect to employees employed in relation to the B-Line Business (the "Plans"). Each Plan, to the extent applicable, is identified on Schedule 5.2.15(a) as one or more of the following: an "employee pension plan" (as defined in Section 3(2) of ERISA); a plan subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Internal Revenue Code of 1986, as amended, and applicable Treasury regulations thereunder; a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA); and an "employee welfare plan" (as defined in Section 3(2) of ERISA).

                           (b) Each Plan complies with the applicable
requirements of Law, and no claims or actions by the Internal Revenue Service, the Pension Benefit Guaranty Corporation ("PBGC"), the Department of Labor, any participant or beneficiary or any other person currently are pending, or to Sellers' knowledge are threatened, with respect to any Plan, other than claims for benefits in the ordinary course.

                           (c) There has been delivered to Buyer with respect to
each Plan correct and complete copies of:

                                    (i) the annual report, if required under
ERISA;

                                    (ii) the Summary Plan Description, together
with each Summary of Material Modifications, required under ERISA, and, unless the Plan is embodied entirely in an insurance policy, a true and complete copy of the Plan; and

                                    (iii) if the Plan is funded through a trust
or any third-party funding vehicle (other than an insurance policy or with respect to any multi-employer plan), the trust or other funding agreement and the latest financial statements thereof.

                           5.2.16 Accounts Receivable. The accounts receivable
of the B-Line Business reflected in the Preliminary Consolidated Valuation arose in the ordinary course of business and are reflected therein and in the Financial Statements in accordance with GAAP consistently applied to the B-Line Business. To the Sellers' knowledge, such accounts receivable are valid receivables, current and collectible, and not subject to any valid counterclaim, set-off, defense or Lien except to the extent of any reserves in respect thereof reflected in the Preliminary Consolidated Valuation.

                           5.2.17 Inventory. Except as set forth on Schedule
5.2.17 or to the extent of any reserve reflected in the Preliminary Consolidated Valuation, all physical inventories of the B-Line Business held by the Operating Companies at any location, consisting of raw materials, work in process, finished goods and manufactured and purchased parts and supplies, (a) are



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
valued at lower of cost or market (first-in, first-out), and (b) are merchantable in the ordinary course of business.

                           5.2.18 Environmental Matters. Except as set forth on
Schedule 5.2.18:

                           (a) B-Line and B-Line Manufacturing, and the other
Operating Companies in their operation of the B-Line Business are and to Sellers' knowledge their respective predecessors have been in compliance in all material respects with all applicable Environmental Laws (as defined below), and there have been no Releases (as defined below) of any material amount of Hazardous Substances by the Operating Companies.

                           (b) The following terms shall have the following
meanings wherever used in this Agreement:

                                    (i) "Environment" means the environment,
air, land, water (wherever located and in whatever form), fauna, flora and other natural resources and any building or structure.

                                    (ii) "Environmental Laws" mean all
applicable foreign and United States national, federal, state, provincial, municipal and local Laws relating to pollution or protection of the Environment, including all Laws relating to the manufacture, processing, distribution, generation, use, ownership, presence, collection, treatment, storage, disposal, transport or handling, recovery, recycling, removal, Release or threatened Release of any Hazardous Substances (as defined below), or regarding exposure to, monitoring or assessment of, or remediation (including operation and maintenance) of, any Hazardous Substance, or record-keeping, notification or reporting requirements respecting any Hazardous Substance, or the on-site or off-site contamination or pollution of the Environment, or air, soil or water quality, or air or water emissions, or public or employee health and safety or community right-to-know, including without limitation the following U.S. federal laws: the National Environmental Policy Act, 42 U.S.C. Section 4321 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act and the Hazardous and Solid Waste Amendments Act of 1984, 42 U.S.C. Section 6901 et seq.; the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. Section 1251 et seq.; the Safe Drinking Water Act, 42 U.S.C.
Section 300f et seq.; the Clean Air Act, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. Section 7401 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. Section 9601 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Section 136 et seq.; the Hazard Communication Standard, 29 C.F.R. Section 1910.1200; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. Section; 1801 et seq. and any analogous foreign, state or local statutes and the regulations promulgated pursuant thereto in each case, as such laws, statutes and regulations are in effect on the date of this Agreement.

                                    (iv) "Hazardous Substances" mean any
element, compound, chemical mixture, contaminant, pollutant material, waste or other substance which is defined as hazardous or toxic under, regulated by, any Environmental Law or the Release of which is prohibited or restricted under any Environmental Law or which is known to pose a threat to health, safety or the environment, or is petroleum or any fraction thereof, asbestos, asbestos-containing material ("ACM"), methylene chloride, trichloroethylene, or 1,2-dichloroethylene, a radioactive substance, polychlorinated biphenyl, dibenzofuran or dioxin.

                                    (v) "Release" and "Released" mean the
accidental or intentional, knowing or unknowing, spilling, leaking, discharging, pumping, pouring, emitting, leaching, escaping, depositing, adding, placing, emptying, dumping, releasing, burying, injecting, abandoning, migrating of any Hazardous Substance into the Environment.

                           (c) To Sellers' knowledge, the Operating Companies
have or have applied for all Permits required under Environmental Laws for the operation of the B-Line Business as presently conducted (the "Environmental Permits") and there are no material violations, and no pending, or to Sellers' knowledge threatened, material investigations or proceedings with respect to such Environmental Permits.

                           5.2.19 Transactions with Affiliated Persons. Except
for employment arrangements disclosed on Schedule 5.2.13 or 5.2.15(a) and except as set forth on Schedule 5.2.19, to Sellers' knowledge, no officer, director or employee of the Operating Companies nor any relative of any such officer, director or employee, is a party to or has an interest (including to Sellers' knowledge material equity interests in third parties), directly or indirectly, in any contract or commitment to which the Operating Companies in connection with the B-Line Business is a party or by which any of the Assets are or may be bound or subject, or has any interest (including to Sellers' knowledge material equity interests in third parties), directly or indirectly, in any personal property, tangible or intangible, owned by the Operating Companies and used in the B-Line Business.

                           5.2.20 Stock Record and Minute Books. The stock
record books and minute books of B-Line and B-Line Manufacturing are true and correct. Complete copies of the articles or certificate of incorporation and bylaws and all amendments thereto currently in effect of B-Line and B-Line Manufacturing have been previously provided to Buyer.

                           5.2.21 Sufficiency of Assets. Except as set forth on
Schedule 5.2.21, the Assets constitute all of the assets that are used in the operation of the B-Line Business in the same manner as such business is conducted as of the date hereof.

                           5.2.22 No Undisclosed Liabilities. None of the
Operating Companies has any material liability or obligation, and to Sellers' knowledge there is no valid basis for any present or future Third Party Action against any of them giving rise to any such material liability or obligation, except for (i) liabilities or obligations reflected in the most recent balance sheet (including in any notes thereto) in the Audited Financial Statements, (ii) liabilities or obligations which have arisen after December 31, 1999 in the ordinary course of business of the B-Line Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by, any material breach of contract, breach of warranty, tort, infringement or violation of Law) and (iii) liabilities or obligations scheduled pursuant to any of the provisions of Section 5.2 or which are not required to be so scheduled because of any limitation or threshold applicable thereto.

                           5.2.23 No Broker. Except for Goldman, Sachs & Co.
(whose fees shall be paid by Sellers), Sellers have not retained a broker or finder in connection with the transactions contemplated herein so as to give rise to any valid claim against Buyer for a finder's fee, brokerage commission or similar payment.

                           5.2.24 Scope of Representation. (a) NOTWITHSTANDING
ANYTHING CONTAINED IN THIS AGREEMENT, IT IS THE EXPLICIT INTENT OF EACH PARTY

HERETO THAT SELLERS ARE MAKING NO REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, BEYOND THOSE EXPRESSLY GIVEN IN THIS AGREEMENT, INCLUDING ANY IMPLIED WARRANTY OR REPRESENTATION AS TO CONDITION, MERCHANTABILITY, FITNESS FOR A SPECIFIC PURPOSE OR SUITABILITY AS TO ANY OF THE ASSETS AND IT IS UNDERSTOOD THAT, EXCEPT AS EXPRESSLY WARRANTED IN THIS AGREEMENT (AND FOR THE AVOIDANCE OF DOUBT WITHOUT WAIVER OR LIMITATION OF ANY REPRESENTATION OR WARRANTY EXPRESSLY SET FORTH IN THIS AGREEMENT CONCERNING INVENTORY), BUYER TAKES THE ASSETS AS IS AND WHERE IS.

                           (b) The inclusion of any item on any Schedule to this
Agreement shall not be construed as an indication that such item is material in any respect or as establishing a standard or indication of materiality.

                           5.2.25 Insurance Policies.

                           (a) Schedule 5.2.25 ("Current B-Line Insurance")
includes all insurance policies with respect to the B-Line Business or the Assets to which any of the Operating Companies is as of the date hereof a party, a named insured or otherwise the beneficiary of coverage.

                           (b) Schedule 5.2.25 sets forth with respect to each
insurance policy (including policies providing property, casualty, liability and workers' compensation coverage and bond and surety arrangements) (i) the name of the insurer, the name of the policyholder, and the name of each covered insured, and (ii) the policy number and the period of coverage.

                  5.3 Representations and Warranties of Buyer. Each Buyer jointly and severally represents and warrants to Sellers as follows, which representations and warranties are correct and complete as of the date hereof, and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 5.3):

                           5.3.1 Corporate Authority and Non-Contravention.

                           (a) Each of Cooper, CBL and CTC is a corporation duly
organized, validly existing and in good standing under the laws of the States of Ohio, Delaware and Delaware, respectively.

                           (b) Buyer has full corporate power and authority to
execute, deliver and perform this Agreement and the applicable Ancillary Agreements and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and, as applicable, the Ancillary Agreements have been duly authorized by all necessary corporate action on the part of Buyer and no stockholder approval or further approval of the board of directors of Buyer is necessary for the execution hereof or thereof or the consummation of the transactions contemplated hereby and thereby.

                           (c) This Agreement and, as applicable, the Ancillary
Agreements, have been duly executed and delivered by Buyer and constitute valid, legally binding and enforceable obligations of Buyer, subject, in the case of enforceability, to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to principles of equity regarding the availability of equitable remedies.

                           (d) The execution and delivery of this Agreement and,
as applicable, the Ancillary Agreements, by Buyer and consummation by Buyer of the transactions contemplated hereby and thereby: do not (i) violate or conflict with any provision of the Articles or Certificate of Incorporation or Bylaws of Buyer, (ii) result in a breach of, constitute a default under, give rise to any right of termination, modification or acceleration of, or require any notice under, any material contract or agreement to which Buyer is a party, or (iii) violate any material Law, regulation, order, arbitration, award, judgment or decree to which Buyer is a party or by which it is bound.

                           5.3.2 Litigation Concerning Agreement. There are no
actions, suits or proceedings pending or, to Buyer's knowledge, threatened against Buyer which will affect Buyer's ability to consummate the transactions contemplated by this Agreement.

                           5.3.3 No Broker. Buyer has not retained a broker or
finder in connection with the transactions contemplated herein or by the Ancillary Agreements so as to give rise to any valid claim against Sellers for a finder's fee, brokerage commission or similar payment.

                           5.3.4 Financing. Buyer will have on the Closing Date
and at Settlement, respectively, sufficient funds immediately available to pay the Preliminary Purchase Price and the Adjusted Purchase Price, if any, as provided herein.

                           5.3.5 Buyer's Knowledge. The persons set out on
Schedule 5.3.5 hereto do not know, after reasonable inquiry, of any breach by Sellers of any representation or warranty in Section 5.2 of this Agreement as of the date hereof.

                      ARTICLE SIX: PARTICULAR COVENANTS OF
                                SELLERS AND BUYER


                  6.1 Covenants of Sellers. Sellers hereby covenant and agree:

                           6.1.1 Interim Operation of the B-Line Business. From
the date of this Agreement to the Closing, except as otherwise expressly contemplated by this Agreement or the Ancillary Agreements, disclosed on
Schedule 6.1.1 or consented to or approved by Buyer in writing, which consent or approval shall not be unreasonably withheld, (a) Sellers shall and shall cause the Operating Companies to operate the B-Line Business in the ordinary and usual course, consistent with past practice; (b) Sellers shall promptly advise Buyer in writing of any adverse change in the Assets or Assumed Liabilities which is material to the B-Line Business (which notice shall not amend or supplement any Schedule or prevent or cure any misrepresentation, breach of warranty or breach of covenant); (c) Sellers shall not grant or cause to be granted to any employee employed solely in relation to the B-Line Business any increase in compensation in any form, or any severance or termination pay, or make any loan to or enter into any employment agreement with any employee, other than increases in compensation to employees in accordance with past practices as to timing and amount or increases as may be required by collective bargaining agreements previously negotiated; (d) the Operating Companies shall not engage in any practice, take any action, or enter into any transaction outside the ordinary course of business the primary purpose or effect of which will be to generate or preserve cash; (e) neither B-Line nor B-Line Manufacturing shall declare, set aside or pay any dividend or make any distribution in kind with respect to its capital stock or redeem, purchase or otherwise acquire any of its capital stock, except as expressly permitted herein;

                           (f) each of the Operating Companies shall use its
reasonable best efforts to keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees; and

                           (g) Sellers shall not agree to take any action,
engage in any practice or enter into any transaction which is of the sort described in Section 5.2.4 (using for the purpose of determining whether this clause (g) requires consent a threshold of $250,000 rather than any other threshold set out therein) or which would violate the foregoing clauses (a) and
(c) through (g).


                           6.1.2 Access to Records Prior to Closing. From the
date of this Agreement to the Closing, Sellers shall afford or cause to be afforded to the officers, attorneys, accountants and other authorized representatives of Buyer displaying appropriate credentials reasonable access during normal business hours to any and all of the premises, properties, contracts, books, records and data of or relating to the B-Line Business, provided that (a) such investigation shall not unreasonably interfere with the operation of the B-Line Business or Sellers' other business, (b) such access shall be only with reasonable prior notice to Sellers, (c) the providing of such information will not cause any of the Sellers or any affiliate of any of the Sellers to be in violation of Law, or bona fide preexisting (as of the date hereof) agreement, and (d) no information subject to a requirement of bona fide confidentiality on the part of any of the Sellers or any affiliate of Sellers shall be provided to Buyer except in a manner which complies with such requirement.

                           6.1.3 Notices and Consents. Prior to Closing, Sellers
will cause each of the Operating Companies to give any notices to third parties, and will cause each of the Operating Companies to use its reasonable best efforts to obtain any third-party consents, that Buyer may request in connection with the matters referred to in Section 5.2.1 above. Each of the Parties will (and Sellers will cause each of the Operating Companies to) give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents and approvals of, Authorities in connection with the matters referred to in Section 5.2.1 and 5.3.1 above.

                           6.1.4 Exclusivity. From the date of this Agreement to
the Closing, none of Sellers will (and Sellers will not cause or permit any of their affiliates) to solicit, initiate or encourage the submission of any proposal or offer from any person or entity relating to the acquisition of the B-Line Business, or participate in any discussions or negotiations relating to the sale solely of the B-Line Business.

                           6.1.5 Covenant Not to Compete. For a period of five
(5) years from and after the Effective Time, none of Sellers will (and Sellers will cause their affiliates not to) engage directly or indirectly in any business that competes with the B-Line Business as and where conducted by any of the Operating Companies as of the date hereof or the Effective Time; provided, however, that ownership of less than 1% of the outstanding stock of any publicly traded corporation shall not be deemed to engage solely by reason thereof in any of its businesses. If the final judgment of an arbitrator or court of competent jurisdiction declares that any term or provision of this Section 6.1.5 is invalid or unenforceable, the Parties agree that the arbitrator or court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. The provisions of this
Section 6.1.5 shall not prevent Sellers and their affiliates from acquiring an entity or business of which a business which so competes represents less than 10% of the revenue, provided that such competing business is promptly divested.

                           6.1.6 Non-Solicitation. For two (2) years from and
after the Effective Time, Sellers shall not (and Sellers shall cause their affiliates not to) directly or indirectly solicit for employment or employ the employees of the B-Line Business without the prior written consent of Buyer. The provisions of this Section 6.1.6 shall not apply to (a) general solicitations of employment (such as newspaper solicitations) not directed specifically at the employees of the B-Line Business or (b) employing personnel hired as a result of such advertisements or unsolicited applications.

                           6.1.7 Transition. None of Sellers will knowingly take
any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of any of the Operating Companies from maintaining the same business relationships with the Operating Companies after the Closing as it maintained with the Operating Companies prior to the Closing. Each of Sellers will refer all customer inquiries relating to the B-Line Business to Buyer from and after the Closing (subject to the Transition Services Agreement).

                           6.1.8 Intercompany Accounts and Agreements. Prior to
the Closing, Sellers shall cancel all intercompany accounts and agreements, except those agreements set forth on Schedule 6.1.8, between the B-Line Business on one side and any of Sellers on the other side.

                           6.1.9 Further Assurances. After the Closing, Sellers
shall deliver or cause to be delivered to Buyer such other instruments and information as Buyer may reasonably request in order effectively to convey to and vest in Buyer good and marketable title to the Assets and to do all such further acts and things as may be reasonably required to carry out the transactions contemplated hereunder.

                  6.2 Covenants of Buyer. Buyer hereby covenants and agrees:

                           6.2.1 Further Assurances. After the Closing, Buyer
will deliver to Sellers such other instruments and information as Sellers may reasonably request in order to evidence and confirm Buyer's assumption of the Assumed Liabilities and to do all such further acts and things as may be reasonably required to carry out the transactions contemplated hereunder, subject to applicable Law. Sellers acknowledge that Buyer will be entitled to possession of all documents, books and records (including Other Tax records), agreements and financial data relating exclusively to the B-Line Business, B-Line and B-Line Manufacturing.

                           6.2.2 No Reliance. The purchase of the B-Line
Business and the consummation of the transactions contemplated hereunder by Buyer are not done in reliance by Buyer or its affiliates or agents upon any warranty or representation or covenant by, or information from or on behalf of Sellers or any affiliate of Sellers of any sort, oral or written, except the warranties and representations and covenants specifically set forth in this Agreement.

                  6.3 Mutual Covenants of the Parties. The Parties each hereby covenant and agree with each other:

                           6.3.1 Best Efforts and Cooperation. The Parties shall
each use their best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable, and to cooperate with each other as is reasonably required for such purpose, to consummate and make effective the transactions contemplated by this Agreement, provided that nothing in this Agreement shall obligate either Sellers or Buyer to waive any conditions to its obligation to effect the Closing. In case at any time after the Closing any further action is reasonably necessary or desirable to carry out the purposes of this Agreement, the proper officers or directors of Sellers or Buyer, as the case may be, shall take all such reasonably necessary or desirable actions. Without limiting the generality of the foregoing, if a required consent is not obtained with respect to the assignment or transfer of any material Permit, contract or Lease, Sellers and Buyer shall cooperate in entering into any reasonable arrangement which will provide Buyer with the rights and benefits (subject to the obligations) thereof, including if permissible and reasonable a Seller acting as agent on behalf of Buyer at Buyer's expense.

                           6.3.2 Communications. Any communications, notices to
or discussions with customers or suppliers of the B-Line Business, press releases, public announcements or other publicity proposed to be released or permitted by any Party hereto concerning this Agreement or the transactions hereby or thereby contemplated shall be, insofar as practicable and lawful, subject to prior review by and, except as required by Law or a Party's listing or trading agreement concerning its publicly-traded securities, written approval of Cooper and SIAL.

                           6.3.3 Access to Records and Employees Subsequent to
Closing.

                           (a) For a period of five years following the Closing,
or for such longer periods as may be required by Law, any Authority or ongoing litigation with respect to any Third Party Action in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, event, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction (collectively, "Occurrence" ) prior to the Effective Time involving any of the Operating Companies, Sellers and Buyer shall retain or cause to be retained all material business records (including without limitation all material records used or useful in the preparation of Tax returns) relating solely to the operation, prior to the Effective Time, of the B-Line Business. Sellers and Buyer shall provide or cause to be provided duly authorized representatives of the other (the "Requesting Party") displaying appropriate credentials and subject to appropriate assurances of confidentiality reasonable access to all such business records for bona fide business reasons at any time during regular business hours for a period of five years after the Closing Date or such later time as is required for retention of such business records, and subject to the requirements of applicable laws, regulations or agreements, the Requesting Party may make abstracts from, or make copies of, any such business records as it may deem desirable, at its own expense. In connection with any review of such business records, Sellers or Buyer shall provide to such duly authorized representatives of the Requesting
Party: (A) access to and the testimony of (to the extent of their reasonable best efforts) employees who are familiar with such business records and who can assist such representatives, at the Requesting Party's own expense, in locating, explaining or otherwise reviewing such business records; and (B) permission to use copying facilities, clerical services and telephones at the Requesting Party's expense. Neither Sellers on the one hand, nor Buyer on the other, shall destroy any material business records related solely to the B-Line Business without first giving the other prior written notice thereof and 90 days thereafter either to consent to such destruction or to take possession of such records. Notwithstanding the foregoing, nothing in this Section 6.3.3 shall be construed so as to waive any right to recover under Article Eight any expenses related to the foregoing or so as to require any Party to take any action which shall result in a breach or waiver of any applicable attorney-client or similar privilege.

                           (b) If, in connection with any litigation,
arbitration, audit or settlement proceedings or negotiations with respect to the operation of the B-Line Business the Requesting Party shall require the assistance of employees employed in connection with the B-Line Business, the appropriate other Party shall make available such employees as are reasonably required, and the Requesting Party shall pay such other Party's out-of-pocket costs incurred in connection with such assistance by such employees.

                           6.3.4 Failure of Conditions; Waiver. If Buyer
accepts a certificate under Section 4.2(a) containing one or more qualifications to the certification that the conditions set forth in Section 3.2.1 have been fulfilled, and in the event that Buyer nevertheless consummates the transactions contemplated hereby, Buyer shall be deemed to have waived such condition of Closing but shall not have waived any claims based upon matters identified in such qualification(s). If Sellers accept a certificate under Section 4.3(b) containing one or more qualifications to the certification that the conditions set forth in Section 3.1.1 have been fulfilled, and in the event that Sellers nevertheless consummate the transactions contemplated hereby, Sellers shall be deemed to have waived such condition of Closing but shall not have waived any claims based upon matters identified in such qualification(s).

                           6.3.5 Insurance. Sellers shall use their reasonable
efforts to maintain continuously from the date hereof through the Effective Time the insurance coverage presently in force with respect to the B-Line Business and the Assets.

                           6.3.6 Amounts Received for Accounts Receivable. After
the Closing any amounts received by Sellers which relate to accounts receivable of the B-Line Business (except to the extent constituting Excluded Assets) shall be promptly forwarded to Buyer.

                           6.3.7 Hart-Scott-Rodino Act Approvals. The Parties
shall make their respective filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended

("HSR Act") as soon as practicable, but in no event later than five days after the date hereof, shall request early termination of any waiting periods thereunder, and shall promptly make any further filings pursuant thereto or which may be necessary to consummate the transactions contemplated herein; provided, however, that nothing in this Section 6.3.7 shall obligate either Sellers or Buyer to waive any conditions to their respective obligations to effect the Closing. The Parties also agree promptly to prepare and make such other filings and provide such information to each other or to any Authority as may be necessary, or, in the reasonable opinion of the Parties or their counsel, advisable to permit the consummation of the transactions contemplated hereby.

                           6.3.8 Tax Matters.

                  (a) For purposes of this Section, the following terms have the following meanings:

                           (i) "Seller Group" means, with respect to U.S.
federal Income Taxes, the affiliated group of corporations (as defined in Section 1504(a) of the Code) of which SIAL is the parent and, with respect to state or local Income Taxes, the consolidated, combined or unitary group of which any of Sellers or any of its affiliates is a member.

                           (ii) "Tax Asset" means any net operating loss, net
capital loss, investment tax credit, foreign tax credit, charitable deduction, claim for refund or any other credit or tax attribute which could reduce Income Taxes (including, without limitation, deductions and credits related to alternative minimum Income Taxes) or Other Taxes, provided, however, that such term shall not include the Tax basis of the Shares.

                  (b) Sellers will prepare and file, or cause to be prepared and filed, all federal, state and foreign Income Tax returns for the Operating Companies required to be filed with the appropriate United States, state, and foreign governmental entities for any taxable period that ends on or before the Effective Time (the "Pre-Closing Tax Period"). Sellers will prepare and, if required to do so by applicable law, deliver to Buyer for signing and filing any state Income Tax returns of each of B-Line and B-Line Manufacturing with respect to any Pre-Closing Tax Period (including any short period) that have not been filed prior to the Closing Date. Buyer shall have an opportunity to review, but shall not unreasonably refuse to sign and file such state Income Tax returns. In the event Buyer disagrees with any such return as prepared by Sellers, Buyer shall promptly notify Sellers, and the parties shall resolve such disagreements in the manner set forth in Section
9.3. Sellers will make all payments owing with respect to any such Tax returns to the extent not reflected in the Adjusted Consolidated Valuation.

                  (c) Except as provided in Section 6.3.8(b), Buyer will prepare and file, or cause to be prepared and filed, all Income Tax returns for B-Line and B-Line Manufacturing that are required to be filed with the appropriate United States, state, and foreign governmental entities for all periods as to which such Income Tax returns are due after the Effective Time. Buyer will pay, or caused to be paid, all Income Taxes required to be paid with respect to such Income Tax returns.

                  (d) In order to assist Sellers in the preparation of all Income Tax returns that Sellers are required to prepare pursuant to this Agreement, Buyer will prepare, or cause B-Line and B-Line Manufacturing to prepare, and deliver to Sellers, within 90 days following the relevant taxable period, standard Federal and state Income Tax return data gathering packages relating to such companies. In addition to providing such packages, Buyer will promptly provide, or cause to be provided, to Sellers such other information as Sellers may reasonably request (including access to books, records and personnel) in order for the operations of B-Line and B-Line Manufacturing to be properly reported in such Income Tax returns, for the preparation for any Income Tax audit or for the prosecution or defense of any claims, suit or proceeding relating to Income Taxes.

                  (e) Sellers shall provide such information as reasonably requested by Buyer to enable Buyer to fulfill its obligations for payment of Other Taxes accrued for periods before the Effective Time. Sellers further agree to provide any reasonable assistance requested by Buyer with respect to any audits or examinations of returns for taxable periods prior to the Effective Time.

                  (f) Buyer covenants that it will not cause or permit B-Line or B-Line Manufacturing or any affiliate of Buyer to amend any Income Tax or Other Tax return or take any Income Tax or Other Tax position on any Income Tax or Other Tax return, take any action, omit to take any action or enter into any transaction that results in any increased Income Tax or Other Tax liability or reduction of any Tax Asset of SIAL or the Seller Group in respect of any Pre-Closing Tax Period.

                  (g) If, with respect to an Income Tax or Other Tax return required to be filed by B-Line or B-Line Manufacturing, Sellers reasonably determine that B-Line or B-Line Manufacturing is entitled to file a claim for refund or an amended Income Tax or Other Tax return with respect to a Pre-Closing Tax Period, Buyer shall, upon Sellers' reasonable request, cause B-Line or B-Line Manufacturing to file all such claims or amended Income Tax or Other Tax returns at Sellers' expense. Buyer shall use its reasonable best efforts to secure claims for refunds pending as of the Closing Date. Buyer shall promptly pay or shall cause prompt payment to be made to Sellers of all refunds of Income Taxes or Other Taxes and interest thereon received by, or credited against the Income Tax or Other Tax liability or interest thereon that would otherwise have been payable but for a credit being elected, of Buyer, any affiliate of Buyer, or B-Line or B-Line Manufacturing attributable to Income Taxes or Other Taxes paid by Sellers, B-Line or B-Line Manufacturing or any affiliate of Sellers with respect to any Pre-Closing Tax Period.

                  (h) Buyer shall be solely liable for and shall pay all applicable sales, transfer, use, stamp, conveyance, value added, real property transfer, recording, stock transfer and other similar Taxes, if any, together with all recording or filing fees, notarial fees and other similar costs of Closing, that may be imposed upon, or payable, collectible or incurred in connection with any deemed sale of assets pursuant to any Section 338(h)(10) Election (including an election pursuant to Section 338(g) of the Code or a purported Section 338(h)(10) Election that is determined to be invalid or ineffective) or otherwise as a result of the transfer of the Assets ("Transfer Taxes"). Notwithstanding the foregoing, Sellers shall include in its federal consolidated Income Tax return or separate state Income Tax return the income attributable to the deemed sale of assets pursuant to any Section 338(h)(10) Election or equivalent election under state law and any income Tax liability resulting therefrom.

                  ARTICLE SEVEN: EMPLOYEES AND EMPLOYEE MATTERS

                  7.1 Treatment of Employees-General. (a) At the Closing, Buyer shall, and shall be deemed to, offer immediate or continuing employment (so that no period of unemployment occurs) to all hourly and salaried employees of the Operating Companies employed immediately prior to Closing in relation to the B-Line Business who are listed on Schedule 7.1(a) as updated through Closing, including to account for changes between the effective date of such schedule and the date of this Agreement and between the date of this Agreement and the Effective Time, including without limitation disabled and laid off personnel and personnel on leave ("Current Employees"), in each case in the same employment status (for example, without limitation, temporary leave, part time or temporary employment), and with the same hours, pay and other terms and conditions of employment, as exist at Closing. Such employees who accept such offer are referred to hereinafter collectively as "Employees" and individually as an "Employee."

                  (b) Buyer agrees to provide to the Employees benefits not less favorable in the aggregate to the benefits currently provided to other similarly classified employees of Buyer, except as required by the terms of any written employment contract or agreement with such Employee. Any benefit plans or programs provided by Buyer shall give full credit for each participant's years of service with the Operating Companies prior to the Effective Time for all purposes (other than for the accrual of benefits) for which such service was recognized under the Plans set forth on Schedule 5.2.15(a), including, but not limited to, recognition of service for eligibility, vesting, eligibility to participate and eligibility for disability and early retirement benefits.

                  7.2 Welfare Benefits. (a) As of and after the Effective Time, Buyer shall be responsible for all benefits arising from claims of Employees under employee welfare benefit plans applicable to Employees of the B-Line Business with respect to claims incurred on or after the Closing Date. Buyer shall provide benefits to eligible employees pursuant to this Section 7.2 notwithstanding any waiting periods or pre-existing condition restrictions which may be contained in any of Buyer's applicable welfare benefit plans or programs which are applicable to any of the Employees following the Effective Time. Sellers shall use their reasonable best efforts to assist in establishing, at Buyer's cost, transition arrangements which allow Buyer to continue to provide welfare benefits which are self-insured. Upon request, Sellers will allow Buyer to install its Cyborg payroll and human resources software at the B-Line Business prior to the Closing Date, and such software shall remain the property of Buyer.

                           (b) Sellers shall retain all liability and be
responsible for retiree welfare benefits to be provided to current retirees of the B-Line Business and to Current Employees (as of the later of the date benefits commence under the Sigma-Aldrich Corporation Retirement Security Value Plan or the date the Current Employee ceases employment with Buyer or any affiliate of Buyer or member of its controlling group) who have met the age and service eligibility requirements as of the Effective Time. Current Employees who have not met the age and service eligibility requirements as of the Effective Time shall not be eligible for retiree welfare benefits from Seller, and Buyer shall assume and be solely responsible for any retiree welfare benefits to which such Current Employees may be entitled after the Effective Time and shall indemnify and hold Sellers harmless with respect thereto.

                  7.3 Buyer's Assumption of Liability. As of and after the Effective Time,

                           (a) (i) Buyer shall recognize each collective
bargaining representative of the Current Employees, and shall assume any and all liabilities, responsibilities and obligations of Sellers under collective bargaining agreements set forth on Schedule 5.2.14 with respect to the B-Line Business and (ii) Buyer shall recognize all periods of employment of each Employee prior to the Effective Time with the Operating Companies (individually or in sum) for all purposes including, without limitation, calculating vacation pay, severance benefits and as relevant to the benefits described in Section 7.2 hereof, as if such Employee had been so employed by Buyer.

                           (b) Buyer shall assume the liabilities and
obligations of the Operating Companies with respect to the agreements listed on
Schedule 7.3(b) except (and only except) if a Current Employee receives severance pay pursuant to such an agreement because he or she reasonably judges that a "Permitted Executive Resignation" has occurred as provided in paragraph b(i) or (ii) of the definition of such term contained in Section 2 of such Agreements but that notwithstanding such reasonable judgment none of the changes enumerated in such paragraphs b(i) or (ii) has, in fact, occurred, in which event Sellers shall be responsible for such severance pay. Buyer shall promptly notify SIAL in writing in the event any Current Employee claims such a Permitted Executive Resignation has occurred and in the event Buyer claims that it would not be responsible for such severance pay because the conditions of the preceding sentence have been satisfied. Buyer shall not pay such severance pay without SIAL's prior written consent (which shall not be unreasonably withheld) or unless required to do so by court order. Sellers shall retain and be responsible for any other liabilities and obligations of the Operating Companies for severance pay or other separation benefits to which any Current Employee may be or become entitled up to the Effective Time. Buyers shall assume and be responsible for any severance pay or other separation benefits to which any Current Employee may be or become entitled following the Effective Time.

                  7.4 Plant Closing Law. Set forth on Schedule 7.4 is the number of employees of the Operating Companies in connection with the B-Line Business whose employment has been terminated during the six-month period prior to the date of this Agreement, and the location of their employment at the time of termination. Buyer acknowledges that such actions may affect Buyer's subsequent labor and employment decisions regarding layoffs, terminations and closings with respect to the B-Line Business. Buyer shall bear all responsibility for any liability or obligation under the Workers' Assistance and Retraining Notification Act ("WARN") in connection with the B-Line Business arising from any action by Buyer (whether or not considered in connection with the activity specified on Schedule 7.4) after the Closing.

                  7.5 Security Value Plan. As of the Effective Time, Sellers shall amend the Sigma-Aldrich Corporation Retirement Security Value Plan to fully vest all benefits accrued by Employees. Sellers shall retain all liabilities associated with benefits accrued under the Sigma-Aldrich Corporation Retirement Security Value Plan.

                  7.6 401(k) Plan. As of the Effective Time, Sellers shall amend the Sigma-Aldrich 401(k) Retirement Savings Plan to fully vest all account balances of Employees in the Sigma-Aldrich 401(k) Retirement Savings Plan. Sellers shall retain all liabilities associated with benefits accrued by and payable to Employees under the Sigma-Aldrich 401(k) Retirement Savings Plan.

                         ARTICLE EIGHT: INDEMNIFICATION

                  8.1 Indemnification by Buyer. From and after the Closing Date, Buyer shall defend, indemnify and hold harmless Sellers, affiliates and shareholders of Sellers and their employees, officers, directors and agents from and against any and all claims, losses, demands, causes of action, suits, orders, decrees, judgments, debts, liabilities and expenses, including but not limited to court costs, arbitration costs and reasonable attorneys' and experts' fees and expenses in any venue, forum or tribunal, domestic or foreign, (collectively, a "Claim") resulting from (a) any failure of Buyer promptly to carry out, perform, satisfy and discharge any of its covenants, agreements, undertakings or obligations under this Agreement or any Ancillary Agreement, including, without limitation, any liability under WARN or any similar state statute or regulation relating to layoffs, terminations or closings, (b) subject to Section 6.3.4, any breach of any representation or warranty by Buyer contained herein or in any certificate delivered at the Closing in respect thereof, (c) Buyer's ownership and operation of the Assets and B-Line Business after the Effective Time or (d) the Assumed Liabilities. For the avoidance of doubt, however, Buyer shall assume and be responsible for Pre-Closing Product Claims, but only to the extent of the reserve or accrual therefor reflected on the Adjusted Consolidated Valuation (any further or greater liability or obligation for Pre-Closing Product Claims being retained by Sellers).

                  8.2 Indemnification by Sellers. From and after the Closing Date, Sellers shall defend, indemnify and hold harmless Buyer, affiliates and shareholders of Buyer and their respective employees, officers, directors, agents and permitted transferees from and against any and all Claims resulting from or arising out of:

                           (a) any failure of Sellers promptly to carry out,
perform, satisfy and discharge any of their covenants, agreements, undertakings, or obligations under this Agreement;

                           (b) subject to Section 6.3.4, any breach of any
representation or warranty of Sellers contained herein, or in any certificate delivered at the Closing in respect thereof;

                           (c) any liability or obligation of Sellers which is
not an Assumed Liability;

                           (d) any liability of B-Line or B-Line Manufacturing
or the other Operating Companies for the unpaid Taxes of any other person or entity under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by contract, or otherwise for any Taxable period ending on or before the Effective Time;

                           (e) any of the following matters, notwithstanding any
disclosure made to Buyer, but except to the extent of a reserve or accrual therefor reflected on the final Adjusted Consolidated Valuation:

                                    (i) Pre-Closing Product Claims (to the
         extent not assumed by Buyer pursuant to Section 1.2 above);

                                    (ii) workers' compensation claims arising
         from any Occurrences prior to the Effective Time;

                                    (iii) the payment of any retention pay or
         bonus to any Current Employee agreed to by or on behalf of Sellers prior to the Effective Time by reason of the sale and purchase of the B-Line Business contemplated in this Agreement (but excluding any obligations to provide severance pay assumed by Buyer pursuant to the terms of this Agreement including without limitation Section 7.3 hereof); or

                                    (iv) the assertion of any Claim relating to
         any of Sellers' liability for Income Taxes owed by any of Sellers for any taxable period ending on or before the Closing Date except for Taxes assumed by Buyer pursuant to Section 6.3.8(g); and

                                    (v) any Environmental Liabilities arising
         out of Occurrences prior to the Effective Time, except (A) excluding any remediation or other corrective action which is not required by Environmental Law, and (B) to the extent that any such Environmental Liability is increased as a result of any Occurrence following the Effective Time.

                           (f) the foregoing notwithstanding, however, Sellers
shall not be required to indemnify Buyer or any other person or entity hereunder in regard to clause (b) (and such clause only) of this Section 8.2 unless and until the aggregate amount of all Claims pursuant to such clause (b) of this
Section 8.2 exceeds $5,000,000 (the "Basket"), and then only for the amount of such Claims in excess of the Basket, and further provided that Sellers shall not be required to indemnify Buyer or any other person or entity hereunder pursuant to clause (b) of this Section 8.2 in the aggregate in an amount greater than 50% of the Adjusted Purchase Price (the "Cap"). The ability of Buyer to seek indemnity pursuant to clause (b) of this Section 8.2 shall not preclude Buyer from asserting its claim (on a first dollar basis) pursuant to any other applicable clauses of this Section 8.2. Buyer, or any other person or entity hereunder shall not be entitled to indemnity under clause (b) of this Section
8.2 to the extent any liability or loss which is the subject of such claim is reserved or accrued on the Adjusted Consolidated Evaluation.

                  8.3 Indemnification Procedures. Promptly after acquiring knowledge of any Claim against which a party entitled to indemnification hereunder (the "Indemnified Party") may seek indemnification against the other party (the "Indemnifying Party") pursuant to this Article Eight, the Indemnified Party shall give written notice thereof to the Indemnifying Party; provided, however, that failure to provide such notice will not relieve the Indemnifying Party of any liability that it may have to the Indemnified Party under this Agreement unless and to the extent the Indemnifying Party is prejudiced as a result of such failure (and in such event, the Indemnifying Party shall be relieved of liability only to the extent of such prejudice). To the extent that the Claim consists of or relates to a claim, suit or action by a third party (including an Authority)(a "Third Party Action"), so long. as the Indemnifying Party is actively and diligently conducting itself in accordance with these provisions the Indemnifying Party shall be entitled to assume control of the defense of the Third Party Action with counsel and experts reasonably satisfactory to such Indemnified Party; provided however, that (x) the Indemnified Party shall at its own expense be entitled to participate in the defense of such Third Party Action and to employ separate counsel and experts and (y) without the written consent of the Indemnified Party (which shall not be unreasonably withheld), the Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement that (a) does not include as an unconditional term thereof the giving by the claimant or plaintiff to each Indemnified Party of a release from all liability in respect of such Third Party Action or (b) involves injunctive relief. After written notice by the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of any such Third Party Action, the Indemnifying Party shall not be liable to such Indemnified Party hereunder for any legal expenses subsequently incurred by such Indemnified Party in connection with the defense thereof.

                  8.4 Computation of Claims. All computations of Claims and the amount of indemnification to which any indemnified person is entitled under this Article Eight shall be made giving effect to the tax consequences of any such Claim, and all proceeds of insurance recoverable by the exercise of reasonable diligence for not more than one year by the indemnified persons with respect to such Claims, provided that in the event that such insurance recovery takes more than one year, the Indemnified Party shall be entitled to initiate an indemnification claim and any subsequent insurance proceeds shall be paid to the Indemnifying Party to the extent of any payments made or expenses incurred by the Indemnifying Party.

                  8.5 Term of Indemnification. The respective Parties' rights to be indemnified pursuant to Article Eight hereof shall be limited to Claims presented in writing to the Indemnifying Party before the expiration of the period hereinafter set forth applicable to the claim: (a) for all Claims other than those described in the following clauses (b), (c) and (d) twenty four (24) months after the Closing Date, (b) for any Claim for breach of representations and warranties under Section 5.2.18 or pursuant to Section 8.2(e)(v) five years after the Closing Date, (c) for any claim for breach of representation and warranties under Section 5.2.9 ten years after the Closing Date and (d) for any Claim brought pursuant to Section 8.1(a), 8.1(c), 8.1(d), 8.2(a), 8.2(c), 8.2(d) or 8.2(e) (other than clause (v) thereof), until the expiration of the statute of limitations applicable to such Claim.

                  8.6 Sole Basis For Claims. The Parties agree that the provisions of this Article Eight set forth the exclusive remedy of the indemnified persons after the Closing with respect to any Claims arising under or resulting from any provision of this Agreement.

                           ARTICLE NINE: MISCELLANEOUS

                  9.1 Expenses. Each of Buyer and Sellers shall pay its own expenses incidental to the negotiation, preparation and performance of this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby, whether or not the Closing occurs, as long. as failure to



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

close is not a breach of this Agreement. Buyer shall be responsible for the payment of the filing fee under the HSR Act.

                  9.2 Scope of Liability and Available Remedies.

                           9.2.1 Joint and Several Liability. Each of Sellers
shall be deemed to have made jointly and severally each and all of Sellers' representations, warranties, covenants, undertakings and agreements in this Agreement or any agreement referenced herein, and Sellers shall be liable jointly and severally for all Claims arising from any actual or asserted breach thereof.

                           9.2.2 Joint and Several Liability. Each Buyer shall
be deemed to have made jointly and severally each and all of Buyer's representations, warranties, covenants, undertakings and agreements in this Agreement or any agreement referenced herein, and each Buyer shall be liable jointly and severally for all Claims arising from any actual or asserted breach thereof.

                           9.2.3 Certain Damages Waived. EXCEPT WITH RESPECT TO
RIGHTS OF INDEMNIFICATION IN REGARD TO AWARDS MADE PURSUANT TO THIRD PARTY ACTIONS, NEITHER SELLERS ON ONE HAND NOR BUYER ON THE OTHER HAND SHALL BE LIABLE TO THE OTHER FOR ANY CONSEQUENTIAL OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT OR ANY AGREEMENT REFERENCED IN THIS AGREEMENT, OR A PARTY'S ACTIONS OR FAILURE TO ACT RELATED THERETO, ANY OTHER PROVISION TO THE CONTRARY NOTWITHSTANDING.

                  9.3 Arbitration.

                           9.3.1 Conference. The Parties shall attempt in good
faith to resolve by agreement any dispute relating to this Agreement or the agreements referenced herein or any alleged


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

breach hereof or thereof (except those to which the arbitration provisions in Section 2.3 apply and any claim or dispute regarding a covenant not to compete including the enforceability thereof), including any issue as to whether this
Section 9.3 applies (but not the issue whether this Section 9.3 applies to a claim or dispute regarding any covenant not to compete), which shall be submitted for resolution to an authorized officer of Cooper and an authorized representative of the Sellers involved in the claim or dispute (each such officer and representative being fully empowered to settle the claim or dispute on behalf of all of Buyer and Sellers), all of whom shall meet within 15 business days of such submission to seek in good faith an amicable settlement.

                           9.3.2 General. Any dispute relating to this Agreement
which is not settled by the Parties within 60 days after written notice of the claim is first given by either Party to the other pursuant to Section 9.3.1 shall be settled by arbitration in accordance within the commercial arbitration rules of the American Arbitration Association ("AAA") and the Guidelines for Expediting Larger, Complex Commercial Arbitrations of the AAA, and judgment upon the award rendered by the Arbitrator may be entered in any court having jurisdiction over it. The arbitration proceeding, including the rendering of an award, shall take place in Chicago, Illinois and shall be administered by the AAA.

                           9.3.3 Appointment of Tribunal. Except as otherwise
provided in Sections 2.3, 2.4, and 2.5 hereof, the arbitral tribunal shall be appointed within thirty (30) days of the notice of the dispute and shall consist of three (3) arbitrators, one of whom shall be appointed by Sellers, one by Buyer and the third by both Sellers and Buyer jointly; provided, however, if Sellers and Buyer do not select the third arbitrator within such thirty-day period, such arbitrator shall be chosen by the AAA as soon as practicable following notice to the AAA by the Parties of their inability to choose such third arbitrator.

                           9.3.4 Final and Binding. The award of any such
arbitral tribunal shall be final and binding upon the Parties to the arbitration. The Parties hereby waive to the extent permitted by law any rights to appeal or to review of such award by any court or tribunal. Judgment upon such award may be entered by the prevailing Party in any court having jurisdiction.

                           9.3.5 Award. Subject to the provisions of Sections
8.6 and 9.2 hereof, the award of the arbitral tribunal may be alternatively or cumulatively for monetary damages, an order requiring the performance of non-mandatory obligations (including specific performance) or any other appropriate order or remedy, including without limitation, injunction and specific performance. The arbitral tribunal may issue interim awards and order any provisional measures which should be taken to preserve the respective rights of either Party which may be enforced in any court or tribunal of competent jurisdiction.

                           9.3.6 Cost of Proceedings. The cost of the
arbitration proceeding, including reasonable attorney's and experts' fees and expenses for both Parties, if there are any, shall be paid by the non-prevailing Party, unless otherwise determined by the arbitral tribunal.

                           9.3.7 Agents. Each Seller appoints SIAL (including
any successor thereof upon written notice to Buyer, "Sellers' Agent") as its agent to receive on its behalf service of copies of any notice of dispute, complaint, summons or any other process that might be served in any action or proceeding or entering of judgment arising out of or relating to this Agreement. Buyer may make service on any Seller by sending or delivering a copy of the process (i) to the Party to be served at the address and in the manner provided for the giving of notices in Section

9.4 or (ii) to the Party to be served in care of the Sellers' Agent at the address and in the manner provided for the giving of notices in Section 9.4 with a copy to the applicable Seller or Sellers. Each Buyer appoints Cooper (including any successor thereof upon written notice to Sellers, "Buyer's Agent") as its agent to receive on its behalf service of copies of any notice of dispute, complaint, summons or any other process that might be served in any action or proceeding or entering of judgment arising out of or relating to this Agreement. Sellers may make service on any Buyer by sending or delivering a copy of the process (i) to the Party to be served at the address and in the manner provided for the giving of notices in Section 9.4 or (ii) to the Party to be served in care of the Buyer's Agent at the address and in the manner provided for the giving of notices in Section 9.4 with a copy to the applicable Buyer or Buyers. Nothing in this Section 9.3.7, however, shall affect the right of any Party to bring any such action or proceeding or entering of judgment in any other court or to serve legal process in any other manner permitted by law or at equity. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

                  9.4 Notices. Any notices or other communications required or permitted hereunder shall be given in writing and shall be sufficiently given if delivered personally or sent by confirmed facsimile, or registered mail or certified mail, return receipt requested, postage prepaid, addressed as follows:


                  To Buyer or Buyer's Agent:      Cooper Industries, Inc.
                                                  600 Travis, Suite 5800
                                                  Houston, Texas 77002
                                                  Attention: General Counsel
                                                  Facsimile: (713) 209-8989

                  To Sellers or Sellers' Agent:   Sigma-Aldrich Corporation
                                                  3050 Spruce Street
                                                  St. Louis, Missouri  63103
                                                  Attention: Michael R. Hogan
                                                  Facsimile: (314) 286-7878


with copies to:


                  For Sellers:     Bryan Cave LLP
                                   One Metropolitan Square
                                   Suite 3600
                                   St. Louis, Missouri  63102
                                   Attention:  Don G. Lents
                                   Facsimile:  (314) 259-2020



or to such other address as shall hereafter be furnished in writing by any Party in the aforesaid manner, and any such notice or communication shall be deemed to have been given as of the date so delivered or 3 days after the date mailed as provided above.

                  9.5 Captions. The captions set forth in this Agreement are for convenience only and shall not be considered as part of this Agreement, nor as in any way limiting or amplifying the terms and provisions hereof.

                  9.6 Successors and Assigns; Other Parties. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns, provided that this Agreement may not be assigned by either Party without the prior written consent of the other Party; provided, however, that Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its affiliates and (ii) designate one or more of its affiliates to perform its obligations hereunder. No assignment (including without limitation any such assignment by Buyer) shall relieve a Party of any of its obligations hereunder without the prior written consent of the other Party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the Parties and their respective successors and assigns (permitted successors and assigns in the case of Sellers), any rights or remedies under or by reason of this Agreement. Any assignment requiring consent that is made without such consent shall be void.

                  9.7 Entire Agreement. Except for the Confidentiality Agreement dated December 6, 1999 between the Parties, as amended or supplemented, which Confidentiality Agreement shall remain in full force and effect until Closing at which point it shall expire, this Agreement and the Ancillary Agreements (together with the Exhibits and Schedules hereto and thereto) supersede any other agreement, commitment, arrangement or understanding of any sort whatever, whether written or oral, that may have been made or entered into by any of the Parties (or by any director, officer, employee or representative of such Parties or their affiliates) relating to the sale and purchase of the B-Line Business. The Confidentiality Agreement, this Agreement, the Ancillary Agreements and the Exhibits and Schedules hereto and thereto constitute the entire agreement by and between the Parties relating to the sale and purchase of the B-Line Business and there are no agreements, commitments, arrangements or understandings except as expressly set forth herein.

                  9.8 Construction. Both Parties have participated in the drafting of this entire Agreement and expressly acknowledge such joint participation to avoid application of any rule construing contractual language against the Party which drafted the language. The word "including" shall mean including without limitation. Any Exhibits, Certificates and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

                  9.9 Time of Essence. Time shall be of the essence with respect to each Party's performance of its obligations pursuant to this Agreement.

                  9.10 Termination. This Agreement may be terminated as follows:

                           (a) Cooper and SIAL, on behalf of all Sellers, may
terminate this Agreement by mutual written consent at any time prior to the Closing;

                           (b) Cooper on behalf of Buyer may terminate this
Agreement by giving written notice to Seller's Agent on behalf of all Sellers at any time prior to the Closing (i) in the event any of Sellers has breached any representation, warranty, or covenant contained in this Agreement in any material respect, Buyer has notified Sellers' Agent in writing of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (ii) if the Closing shall not have occurred on or before September 30, 2000, by reason of the failure of any condition precedent under
Section 3.2 hereof (unless the failure results primarily from Buyer itself breaching any representation, warranty, or covenant contained in this Agreement); and

                           (c) SIAL on behalf of all Sellers may terminate this
Agreement by giving written notice to Buyer's Agent at any time prior to the Closing (i) in the event Buyer has breached any representation, warranty, or covenant contained in this Agreement in any material respect, any of Sellers has notified Buyer's Agent in writing of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (ii) if the Closing shall not have occurred on or before September 30, 2000, by reason of the failure of any condition precedent under Section 3.1 hereof (unless the failure results primarily from any of Sellers themselves breaching any representation, warranty, or covenant contained in this Agreement).

Termination by any Seller shall be exercised only by Seller's Agent acting on behalf of all Sellers. Termination by any Buyer shall be exercised only by Buyer's Agent acting on behalf of all Buyers. A Party's exercise of its rights of termination hereunder shall terminate all rights and obligations of the

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
Parties except the right of any party to recover damages from any other Party for any breach by such other Party of this Agreement.

                  9.11 Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument. It shall not be necessary for every Party hereto to sign each counterpart but only that each Party shall sign at least one such counterpart.

                  9.12 Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the local laws of the State of Missouri, without reference to its principles of choice or conflict of law.

                  9.13 Modification; Waiver. No modification of or amendment to this Agreement shall be valid unless in a writing signed by the Parties referring specifically to this Agreement and stating the Parties' intention to modify or amend the same. Any waiver of any term or condition of this Agreement must be in a writing signed by the Party sought to be charged with such waiver referring specifically to the term or condition to be waived, and no such waiver shall be deemed to constitute the waiver of any other breach of the same or of any other term or condition of this Agreement.

                  9.14 Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the validity or enforceability of the other provisions hereof.

                  THIS CONTRACT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

                  IN WITNESS WHEREOF, Sellers and Buyer, by their duly authorized officers, have caused this Agreement to be executed as of the date first above written.

COOPER INDUSTRIES, INC.                      SIGMA-ALDRICH CORPORATION


By:  /s/ DIANE K. SCHUMACHER                 By:   /s/ MICHAEL R. HOGAN
   ----------------------------------           --------------------------------

Name:    Diane K. Schumacher                 Name:     Michael R. Hogan
     --------------------------------             ------------------------------

Title:   Senior Vice President               Title:    Chief Financial Officer
         General Counsel & Secretary               -----------------------------
      -------------------------------


SIGMA-ALDRICH CANADA LTD.                    SIGMA-ALDRICH CO.


By:  /s/ MICHAEL R. HOGAN                    By:  /s/ MICHAEL R. HOGAN
   ----------------------------------           --------------------------------

Name:    Michael R. Hogan                    Name:    Michael R. Hogan
     --------------------------------             ------------------------------

Title:   Authorized Signatory                Title:   Authorized Signatory
      -------------------------------              -----------------------------


SIGMA-ALDRICH COMPANY LTD.                   SIGMA-ALDRICH CHEMIE GMBH


By:  /s/ MICHAEL R. HOGAN                    By:  /s/ MICHAEL R. HOGAN
   ----------------------------------           --------------------------------

Name:    Michael R. Hogan                    Name:    Michael R. Hogan
     --------------------------------             ------------------------------

Title:   Authorized Signatory                Title:   Authorized Signatory
      -------------------------------              -----------------------------


CBL ACQUISITION CORP.                        COOPER TECHNOLOGIES COMPANY


By:  /s/ DIANE K. SCHUMACHER                 By:  /s/ JAMES R. DEEN
   ----------------------------------           --------------------------------

Name:    Diane K. Schumacher                 Name:    James R. Deen
     --------------------------------             ------------------------------

Title:   President                           Title:   General Counsel
      -------------------------------              -----------------------------

GLOSSARY INDEX OF DEFINED TERMS


TERM                                              PAGE           TERM                                              PAGE
----                                              ----           ----                                              ----


AAA................................................67            GAAP...............................................20

Accounting Arbitrator...............................7            General Assignment and Assumption..................14

ACM................................................40            Germany B-Line Business Assets......................3

Adjusted Consolidated Valuation.....................6            Hazardous Substances...............................39

Adjusted Purchase Price.............................6            HSR Act............................................53

Agreement...........................................1            Income Tax Asset...................................53

Ancillary Agreements...............................18            Income Taxes.......................................34

Arbitration Deadline................................7            Indemnified Party..................................63

Assets..............................................3            Indemnifying Party.................................64

Assumed Liabilities.................................4            Intangibles........................................30

Authority..........................................24            knowledge..........................................16

Basket.............................................63            Laws...............................................24

Bill of Sale.......................................15            Liens..............................................27

B-Line..............................................2            Long Term Debt......................................5

B-Line Business.....................................1            Manufacturing Stock.................................2

B-Line Manufacturing................................2            multiemployer plan.................................36

B-Line Stock........................................2            Occurrence.........................................50

Buyer...............................................1            Operating Companies................................18

Buyer's Letter......................................7            Other Taxes........................................34

Canada B-Line Business Assets.......................2            Owned Properties...................................28

Cap................................................63            Parties.............................................1

Claim..............................................61            Party...............................................1

Closing............................................14            PBGC...............................................36

Closing Date.......................................14            Permits............................................24

Code...............................................10            Permitted Liens....................................28

Current B-Line Insurance...........................42            Plans..............................................36

Current Employees..................................57            Pre-Closing Product Claims..........................4

Effective Time.....................................14            Pre-Closing Tax Period.............................54

Employee...........................................57            Preliminary Consolidated Valuation..................6

employee benefit plan..............................36            Preliminary Purchase Price..........................6

employee pension plan..............................36            Release............................................40

employee welfare plan..............................36            Released...........................................40

Employees..........................................57            Requesting Party...................................51

Environment........................................38            SAC.................................................1

Environmental Laws.................................38            SAC B-Line Business Assets..........................2

Environmental Liabilities..........................26            Scheduled Contracts................................35

Environmental Permits..............................40            Scheduled Intangibles..............................30

ERISA..............................................36            Section 338(h)(10) Election........................10

Excluded Assets.....................................3            Seller Group.......................................53

Financial Statements...............................20            Sellers.............................................1

Sellers' Agent.................................68, 69            Sigma UK............................................1

Sellers' Letter.....................................7            Tax................................................34

Settlement..........................................9            Taxes..............................................34

Shares.............................................10            Third Party Action.................................64

SIAL................................................1            Transfer Taxes.....................................56

Sigma Canada........................................1            UK B-Line Business Assets...........................3

Sigma Germany.......................................1            WARN...............................................60

LIST OF SCHEDULES


1.1(c)       SAC B-Line Business Assets
1.2(f)       Long Term Debt Assumed (IRB)
2.2(a)       Preliminary and Adjusted Consolidated Valuation
2.2(b)       Preliminary Consolidated Valuation
3.2.8        Assigned Leases
4.3          Wiring Instructions
5.1          Knowledge Persons
5.2.2(d)     Certain Securities
5.2.3(a)     Unaudited Financial Statements
5.2.3(b)     Audited Financial Statements
5.2.4        Absence of Changes
5.2.5        Compliance with Law; Licenses and Permits
5.2.6(a)     Litigation and Related Matters
5.2.6(b)     Product Sale Terms
5.2.7        Title to Property - Owned
5.2.8        Personal Property - Leased
5.2.9        Owned Properties
5.2.10       Real Property - Leased
5.2.11(a)    Patents, Trademarks and Other Intellectual Property (Intangibles)
5.2.11(b)    Exceptions to Rights
5.2.12       Taxes
5.2.13       Contracts
5.2.14       Labor Relations
5.2.15(a)    Employee Benefit Plans
5.2.17       Inventory
5.2.18       Environmental Matters
5.2.19       Transactions with Affiliated Persons
5.2.21       Shared Facilities, Etc.
5.2.25       Current B-Line Insurance
5.3.5        Buyer's Knowledge
6.1.1        Interim Operation of B-Line Business
6.1.8        Certain Intercompany Agreements
7.1(a)       Employees of Operating Companies
7.3(b)       Benefits Payable by Buyer
7.4          Terminated Employees of Operating Companies